Exhibit 10(P)

Execution Copy

FIVE–YEAR

REVOLVING

CREDIT AGREEMENT

dated as of August 31, 2005

among

CARPENTER TECHNOLOGY CORPORATION,

as a Borrower and as Guarantor,

VARIOUS DESIGNATED SUBSIDIARY BORROWERS,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Issuing Lender and Swingline Lender,

and

JPMORGAN CHASE BANK, N.A.

and

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agents

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Documentation Agent

WACHOVIA CAPITAL MARKETS, LLC

Sole Lead Arranger and Sole Book Runner

Schedules:

Schedule 1.01 – Mandatory Cost Formulae

Schedule 1.01A – Lenders and Commitments

Schedule 2.06 – Existing Letters of Credit

Schedule 5.13 – Subsidiaries

Schedule 7.01 – Indebtedness

Schedule 7.02 – Existing Liens

Schedule 7.03 – Investments

Schedule 11.02 – Notices; Lending Offices

Exhibits:

Exhibit A–1 – Form of Notice of Syndicated Borrowing

Exhibit A–2 – Form of Competitive Bid Quote Request

Exhibit A–3 – Form of Competitive Bid Quote

Exhibit A–4 – Form of Notice of Extension/Conversion

Exhibit A–5 – Form of Swingline Loan Request

v

Exhibit A–6 – Form of Letter of Credit Request

Exhibit B–1 – Form of Revolving Note

Exhibit B–2 – Form of Competitive Bid Note

Exhibit B–3 – Form of Swingline Note

Exhibit C – Form of Assignment and Acceptance

Exhibit D – Form of Opinion of Counsel for Carpenter

Exhibit E – Form of Eligible Investments Value Report

Exhibit F – Form of Assumption Agreement

FIVE–YEAR REVOLVING

CREDIT AGREEMENT

THIS FIVE–YEAR REVOLVING CREDIT AGREEMENT is dated as of August 31, 2005 and is among CARPENTER TECHNOLOGY CORPORATION, a Delaware corporation (“Carpenter”), the Subsidiary Borrowers (as hereinafter defined) from time to time party hereto, the banks and other financial institutions from time to time party hereto (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Swingline Lender.

Carpenter has requested the Lenders to provide a revolving credit facility to Carpenter and certain designated Subsidiary Borrowers in the aggregate principal amount of $150,000,000 for the purposes hereinafter set forth. The Lenders are willing to make the requested credit facility available to the Borrowers on the terms and conditions set forth herein. Accordingly, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Absolute Rate Auction” means a solicitation of Competitive Bids setting forth Competitive Bid Absolute Rates pursuant to Section 2.03 for Competitive Bid Loans in Dollars.

“Absolute Rate Bid Loan” means a Competitive Bid Loan made by a Lender pursuant to an Absolute Rate Auction.

“Additional Letter of Credit” means any letter of credit issued hereunder by an Issuing Lender on or after the Closing Date.

“Administrative Agent” means Wachovia Bank, National Association, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity.

“Administrative Agent’s Office” means (i) for all purposes other than as specified in clause (ii) below, the office of the Administrative Agent designated as its “Payment Office for Dollar-Denominated Loans” on Schedule 10.02 and (ii) in the case of Alternative Currency Loans, the office of the Correspondent, or in each case such other address and account as the Administrative Agent may from time to time designate to Carpenter and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that in no case shall the Administrative Agent or any Lender (by reason of its capacity as such) be deemed an Affiliate of any Borrower.

“Agent–Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors and attorneys–in–fact of the Administrative Agent and its Affiliates.

“Agreement” means this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 2.16.

“Alternative Currency” means at any time any of the respective lawful currencies of the United Kingdom, Canada, Sweden and the European Economic Union, and such other currencies as Carpenter and the Administrative Agent may mutually agree from time to time, so long as at such time (i) such currency is dealt in the London interbank deposit market or, in the case of Euros, the European interbank deposit market, (ii) such currency is fully transferable and convertible into Dollars in the London foreign exchange market or, in the case of Euros, the European foreign exchange market and (iii) no central bank or other governmental authorization in the country of issue of such currency is required to permit the use of such currency by any Lender for making or maintaining any Loan hereunder and/or to permit the applicable Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternative Currency Loan” means a Committed Loan or a Competitive Bid Loan, as the case may be, that is made in an Available Alternative Currency in accordance with the applicable Notice of Borrowing or Competitive Bid Quote Request, as the case may be.

“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.18(a).

“Applicable Interbank Offered Rate” for any Eurocurrency Loan for the Interest Period applicable thereto means:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays the average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; or

(b) if the rate referenced in clause (a) above does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on such other page or service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1/16th of 1%) at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Wachovia and with a term equivalent to such Interest Period would be offered by Wachovia’s London branch to major banks in the offshore market for the relevant currency at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

“Applicable Lending Office” means (i) with respect to any Lender and for each Class and Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Class and Type of Loan in such Lender’s Administrative Questionnaire or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Class and Type are to be made and maintained; provided, that any Lender may from time to time by notice to the Borrowers and the Administrative Agent designate separate Lending Offices for Eurocurrency Loans in different currencies, in which case all references herein to the Applicable Lending Office of such Lender shall, with respect to its Eurocurrency Loans, be deemed to refer to any or all of such offices, as the context may require, and (ii) with respect to any Issuing Lender and for each Letter of Credit, the “Lending Office” of such Issuing Lender (or of an Affiliate of such Issuing Lender) designated on Schedule 10.02 or such other office of such Issuing Lender (or of an Affiliate of such Issuing Lender) as such Lender may from time to time specify to the Administrative Agent and Carpenter as the office by which its Letters of Credit are to be issued and maintained.

“Applicable Percentage” means, from time to time, the appropriate applicable percentage set forth below corresponding to the better of (i) Carpenter’s Ratings as determined below and (ii) the Debt to Capital Ratio as determined below:

Pricing Level	Ratings or Debt to Capital Ratio	Applicable Percentage for Facility Fees	Applicable Percentage for Base Rate Loans	Applicable Percentage for Eurocurrency Loans and Letter of Credit Fees	Applicable Percentage for Utilization Fees
Category A:	≥ A - / A3 or < 5%	0.08%	0.00%	0.27%	0.05%

Category B:	BBB+ / Baal or < 10% but ≥5%	0.10%	0.00%	0.35%	0.05%

Category C:	BBB / Baa2 or < 20% but ≥ 10%	0.125%	0.00%	0.425%	0.075%

Category D:	BBB- / Baa3 or < 30% but ≥ 20%	0.15%	0.00%	0.50%	0.10%

Category E:	< BBB- / Baa3 or ≥ 30%	0.20%	0.00%	0.80%	0.125%

Initially, each Applicable Percentage shall be based upon Carpenter’s Ratings and Debt to Capital Ratio specified in the certificate delivered pursuant to Section 4.01(d)(ii) of this Agreement. Thereafter, each change in the Applicable Percentage shall be effective, (i) in the case of an upgrade in Carpenter’s Ratings, during the period commencing on the date of delivery by Carpenter to the Administrative Agent of notice thereof pursuant to Section 6.01(e)(ii)(G) and ending on the date immediately preceding the effective date of the next such change, (ii) in the case of a downgrade in Carpenter’s Ratings, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change and (iii) in the case of any change in the Applicable Percentage resulting from a change in the Debt to Capital Ratio, such change shall become effective as of the first Business Day immediately following the date the officer’s certificate is received by the Administrative Agent pursuant to Section 6.01(c); provided, however, that if such certificate is not delivered when due in accordance with such Section, Category E pricing level shall apply during the period commencing on the date such certificate was required to have been delivered and ending on the date immediately preceding the date such certificate is delivered. In the event a rating differential of one level exists, Carpenter’s Ratings shall be deemed to be the higher of the two ratings. In the event a rating differential of more than one level exists, Carpenter’s Ratings shall be deemed to be one level below the higher of the two ratings.

“Approved Fund” means (i) with respect to any Lender, an entity (whether a corporation, partnership, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender, (ii) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor and (iii) any special purpose funding vehicle described in Section 11.06(h).

“Arranger” means Wachovia Capital Markets, LLC and its successors.

“Assignment and Acceptance” means an Assignment and Acceptance, substantially in the form of Exhibit C hereto, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 11.06(b).

“Assumption Agreement” means an assumption agreement in the form of Exhibit F.

“Attorney Costs” means all reasonable fees and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, at any date (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (ii) in respect of any Synthetic Lease

Obligation of any Person, the capitalized or principal amount of the remaining payments under the relevant lease or other agreement that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease and (iii) in respect of any Sale/Leaseback Transaction, the lesser of (A) the present value, discounted in accordance with GAAP at the debt rate implicit in the related lease, of the obligations of the lessee for rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (B) the fair market value of the assets subject to such transaction.

“Available Alternative Currency” means at any time (i) in the case of Committed Loans, any Alternative Currency and any other currency (other than Dollars) that Carpenter requests, by notice to the Lenders through the Administrative Agent, be included as an additional Alternative Currency for purposes of this Agreement, in each case so long as at such time (A) such currency is dealt in the London interbank deposit market or the European interbank deposit market, (B) such currency is freely transferable and convertible into Dollars in the London foreign exchange market or the European foreign exchange market, as applicable, (C) no central bank or other governmental authorization in the country of issue of such currency is required to permit the use of such currency by any Lender for making any Loan hereunder and/or to permit the Borrowers to borrow and repay the principal thereof and to pay interest thereon, unless such authorization has been obtained and (D) no Lender shall have objected to the inclusion of such currency as an Available Alternative Currency by notice to Carpenter and the Administrative Agent given within five Business Days of such Lender’s receipt of the notice referred to above and (ii) in the case of Letters of Credit issued or to be issued by any Issuing Lender in any currency other than Dollars, any Alternative Currency or other currency approved by the Administrative Agent and such Issuing Lender.

“Bankruptcy Event” means, with respect to any Person, (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against such Person and such petition remains unstayed and in effect for a period of 60 consecutive days, (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

“Base Rate” means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

“Base Rate Loan” means a Committed Loan (Syndicated or Swingline) which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing, Swingline Loan Request, Notice of Extension/Conversion or the provisions of Article III.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means, as applicable, (i) Carpenter and (ii) each Subsidiary of Carpenter which is designated as a Subsidiary Borrower after the Effective Date in accordance with Section 2.18, together with their respective successors, and “Borrowers” shall mean each such Borrower collectively.

“Borrowing” has the meaning set forth in Section 1.04.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required to close, under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that: when used in Section 2.06 with respect to any action taken by or with respect to any Issuing Lender, or to the issuance of, drawing under, or reimbursement obligation arising in respect of, a Letter of Credit denominated in Dollars or a notice by Carpenter with respect to any such issuance, drawing or reimbursement obligation, the term “Business Day” shall not include any day on which commercial banks are authorized or required to close, under the laws of, or in fact closed in, the jurisdiction where such Issuing Lender’s Applicable Lending Office is located; if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan, or a notice by Carpenter with respect to any such borrowing, payment, prepayment or Interest Period, such day shall also be a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London; if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, an Alternative Currency Loan, or to the issuance of, drawing under, or reimbursement of obligations in respect of a Letter of Credit, denominated in an Available Alternative Currency other than the Euro, or a notice by Carpenter with respect to any such borrowing, payment, prepayment or Interest Period or issuance, drawing under or reimbursement obligation, such day shall also be a day on which commercial banks are open for international business (including dealings in deposits on such Alternative Currency) in both London and in the principal financial center for such Available Foreign Currency; and if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, an Alternative Currency Loan, or to the issuance of, drawing under, or reimbursement of obligations in respect of a Letter of Credit, denominated in the Euro, or a notice by Carpenter with respect to any such borrowing, payment, prepayment or Interest Period or issuance, drawing under or reimbursement obligation, such day shall also be a day on which the Trans–European Automated Real–Time Gross Settlement Expense Transfer payment system is open for the settlement of payment in Euros.

“Calculation Date” means each of the following: (i) each date on which an Alternative Currency Loan is initially made or a Letter of Credit denominated in an Alternative Currency is issued, (ii) each date on which a Alternative Currency Loan is continued for an additional Interest Period, (iii) the last Business Day of each calendar month, (iv) the Maturity Date, (v) each date a Revolving Loan is made to reimburse a Swingline Loan or drawing under a Letter of

Credit or a Participation Interest is required to be purchased in an outstanding Swingline Loan or outstanding LC Obligations pursuant to the terms hereunder and (vi) such additional dates as the Administrative Agent or the Required Lenders shall specify.

“Capital Lease” of any Person means any lease of property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Carpenter” is defined in the preamble.

“Carpenter’s 2004 Form 10–K” means Carpenter’s annual report on Form 10–K for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

“Carpenter’s Latest Form 10–Q” means Carpenter’s quarterly report on Form 10–Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

“Carpenter’s Ratings” means the ratings from Moody’s and S&P with respect to the senior, unsecured, long–term indebtedness for borrowed money of Carpenter that is not guaranteed by any other Person or subject to any other credit enhancement.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, as collateral for the LC Obligations, cash or deposit balances in the applicable currency pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lenders (which documents are hereby consented to by the Lenders). Derivates of such term have a corresponding meaning.

“Cash Equivalents” means:

(a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

(b) Dollar–denominated certificates of deposit of (A) any Lender, (B) any United States commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose (or whose parent company’s) short–term commercial paper rating from S&P is at least A–1 or the equivalent thereof or from Moody’s is at least P–1 or the equivalent thereof (any such bank being an “Approved Lender”), in each case with maturities of not more than 270 days from the date of acquisition;

(c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of Carpenter rated A–1 (or the equivalent thereof) or better by S&P or P–1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition;

(d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which Carpenter or one or more of its Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d); and

(f) any other marketable securities recorded as “Cash Equivalents” on the consolidated balance sheet of Carpenter and its Consolidated Subsidiaries.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) has become the “beneficial owner” (as defined in Rules 13d–3 and 13d–5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 25% or more of the Equity Interests of such Person on a fully–diluted basis after giving effect to the conversion and exercise of all outstanding Equity Equivalents (whether or not such Equity Equivalents are then currently convertible or exercisable); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (b)(i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (b)(i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class” has the meaning set forth in Section 1.04.

“Closing Date” means the date on or after the Effective Date when the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“Commitment” means (i) with respect to each Lender, its Revolving Commitment, (ii) with respect to each Issuing Lender, its LC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment, in each case in the respective amount set forth on Schedule 1.01A or in the applicable Assignment and Acceptance or joinder agreement as its Commitment of the applicable Class, as any such amount may be increased or decreased from time to time pursuant to this Agreement.

“Committed Loan” means a Syndicated Loan or a Swingline Loan.

“Competitive Bid” has the meaning set forth in Section 2.03(d).

“Competitive Bid Absolute Rate” has the meaning set forth in Section 2.03(d)(i)(C).

“Competitive Bid Auction” means an Absolute Rate Auction or a Eurocurrency Rate Auction.

“Competitive Bid Loan” means a Competitive Bid Loan made by a Lender pursuant to an Absolute Rate Auction or a Eurocurrency Rate Auction.

“Competitive Bid Note” means a promissory note, substantially in the form of Exhibit B-2 hereto, evidencing the obligation of Carpenter to repay outstanding Competitive Bid Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Competitive Bid Loan Sublimit” means an amount equal to the lesser of the aggregate Revolving Commitments and $75,000,000. The Competitive Bid Loan Sublimit is a part of, and not in addition to, the aggregate Revolving Commitments.

“Competitive Bid Quote Request” has the meaning set forth in Section 2.03(b).

“Consolidated Capitalization” means the sum of, without duplication, (i) Consolidated Indebtedness and (ii) the consolidated stockholders’ equity (determined in accordance with GAAP) of the common and preferred stockholders of Carpenter recorded on Carpenter’s consolidated financial statements.

“Consolidated EBITDA” means for any period the sum of (i) Consolidated Net Income for such period plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) provisions for Federal, state, local and foreign income, value added and similar taxes, and (C) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non–cash expense excluding any such non–cash expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period; provided that, notwithstanding the foregoing, all (y)

actuarially determined non-cash retiree medical expenses equivalent to any amount that is funded under the Voluntary Employee Beneficiary Association Trust established by Carpenter pursuant to Section 501(c)(9) of the Code and (z) actuarially determined non-cash income or expense related to a Pension Plan to the extent included in the income statement of Carpenter and its Consolidated Subsidiaries, shall be excluded from Consolidated Net Income under clause (ii)(C) above.

“Consolidated Indebtedness” means at any date the Indebtedness of Carpenter and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

“Consolidated Interest Expense” means, for any period, the total interest expense, including the interest component of all payments under Capital Lease Obligations and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances that are typically treated as interest expense in accordance with GAAP, of Carpenter and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP and as determined on a consolidated basis for such period.

“Consolidated Net Income” means, for any period, the net income (or net loss) after taxes of Carpenter and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income non–operating, non–recurring gains and losses and extraordinary gains and losses of Carpenter and its Consolidated Subsidiaries; provided, further, that the net income of any Consolidated Subsidiary shall be excluded from Consolidated Net Income to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary from such income is not at the time permitted by the terms of its charter or by-laws or any judgment, decree, order, law, statute, rule, regulation, agreement, indenture or other instrument which is binding on such Consolidated Subsidiary.

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Tangible Net Worth” means at any date the consolidated stockholders’ equity of Carpenter and its Consolidated Subsidiaries, less intangible assets and goodwill of Carpenter and its Consolidated Subsidiaries, in each case as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any instrument, including a security, issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Correspondent” shall mean Wachovia Bank, National Association, London branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder in respect of the disbursement and payment of Alternative Currency Loans.

“Credit Exposure” has the meaning set forth in the definition of “Required Lenders” in this Section 1.01.

“Credit Extension” means a Borrowing, a Competitive Bid Loan or the issuance, renewal or extension of a Letter of Credit, or the increase of the stated amount thereof, or the purchase by a Lender of a Participation Interest.

“Creditor” means each Lender, each Issuing Lender, the Administrative Agent and each Indemnitee and their respective successors and assigns, and “Creditors” means any two or more of such Creditors.

“Debt to Capital Ratio” means the ratio of Consolidated Indebtedness to Consolidated Capitalization; provided, however, that for purposes solely of determining the Applicable Percentages and not for determining compliance with Section 7.12(a), Carpenter may exclude from Consolidated Indebtedness in both the numerator and denominator of the Debt to Capital Ratio the amount of Eligible Investments held for or on behalf of Carpenter in excess of $50,000,000.

“Debtor Relief Laws” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdiction from time to time affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means at any time any Lender that, within one Business Day of when due, (i) has failed to make a Loan or purchase a Participation Interest in a Swingline Loan or LC Obligation required pursuant to the terms of this Agreement, (ii) other than as set forth in clause (i) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement or any other Loan Document unless such amount is subject to a good faith dispute or (iii) has been deemed insolvent or has become subject to a Bankruptcy Event.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any Sale/Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes, accounts receivable or payment intangible or any rights or claims associated therewith.

“Disqualified Stock” of any Person means (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Disqualified Stock or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date and (ii) if such Person is a Subsidiary of Carpenter, any Preferred Stock of such Person.

“Dollar Amount” means at any time:

(a) with respect to Dollar–Denominated Loans, the aggregate outstanding principal amount thereof after giving effect to any Borrowings, conversions, continuations and prepayments or repayments of such Loans occurring on such date;

(b) with respect to Alternative Currency Loans, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any Borrowings, continuations and prepayments or repayments of such Loans occurring on such date;

(c) with respect to LC Obligations in respect of Letters of Credit denominated in Dollars, the aggregate amount of such LC Obligations after giving effect to any changes in the aggregate amount of such LC Obligations as of such date; and

(d) with respect to LC Obligations in respect of Letters of Credit denominated in an Alterative Currency on any date, the Dollar Equivalent of the aggregate amount of such LC Obligations after giving effect to any changes in the aggregate amount of such LC Obligations on such date.

“Dollar–Denominated Loan” means any Loan that is made in Dollars in accordance with the applicable Notice of Borrowing.

“Dollar Equivalent” means, on any date of determination, the equivalent in Dollars of an amount denominated in a currency other than Dollars determined by the Administrative Agent pursuant to Section 1.05 using the applicable Spot Rate.

“Dollars” and the sign “$” means lawful money of the United States of America.

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to, or operation of, the Euro in one or more member states.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 11.18.

“Eligible Assignee” means (i) any Lender, (ii) any Affiliate of a Lender, (iii) any Approved Fund and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) in the case of any assignment of a Revolving Commitment, the Issuing Lenders and the Swingline Lender and (C) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06(b), Carpenter (each such approval not to be unreasonably withheld or delayed and any such approval required of Carpenter to be deemed given by Carpenter if no objection from Carpenter is received by the assigning Lender and the Administrative Agent within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to Carpenter); provided, however, that Carpenter and its Affiliates shall not qualify as Eligible Assignees.

“Eligible Investments” means, as of any date of determination, the cash, Cash Equivalents and Marketable Securities which (i) are owned by Carpenter and held in banks or other financial institutions located in the United States, (ii) are not subject to any Lien, (iii) collectively, have an average credit quality rated by S&P as A+ or better and an average maturity not greater than 365 days, and (iv) certified as meeting the criteria set forth in clauses (i) through (iii) by the chief financial officer of Carpenter in the manner set forth in Section 6.01(g).

“Environmental Laws” means any current or future legal requirement of any Governmental Authority pertaining to (i) the protection of health, safety, and the environment, (ii) the conservation, management or use of natural resources and wildlife, (iii) the protection or use of surface water and groundwater or (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right–to–Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order or directive issued thereunder.

“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Carpenter within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Carpenter or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by Carpenter or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Carpenter or any ERISA Affiliate.

“Euro” means the single currency of the European Union as constituted by the Treaty on European and Monetary Union and as referred to in the EMU Legislation.

“Euro Unit” shall mean the currency unit of the Euro.

“Eurocurrency Bid Margin” means the margin to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“Eurocurrency Loan” means a Syndicated Loan which is either a Eurodollar Loan or an Alternative Currency Loan.

“Eurocurrency Rate” means, for each Interest Period for each Eurocurrency Loan comprising the same Group, (i) with respect to any Eurocurrency Loans not denominated in Dollars or Euros, the Applicable Interbank Offered Rate for the applicable currency for such Interest Period, (ii) with respect to any Eurocurrency Loans denominated in Dollars, the quotient obtained (rounded upward, if necessary, to the next higher 1/16 of 1%) by dividing (A) the Applicable Interbank Offered Rate for Dollars for such Interest Period by (B) 1.00 minus the Eurocurrency Reserve Percentage and (iii) with respect to Eurocurrency Loans denominated in Euros, the Applicable Interbank Offered Rate for Euros for such Interest Period.

“Eurocurrency Rate Auction” means a solicitation of Competitive Bids setting forth Eurocurrency Bid Margins pursuant to Section 2.03.

“Eurocurrency Rate Competitive Bid Loan” means a Competitive Bid Loan made by a Lender pursuant to a Eurocurrency Rate Auction.

“Eurocurrency Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding $5,000,000,000 in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non–United States office of any Lender to United States residents), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for prorations, exceptions or offsets that may be available from time to time to a Lender. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurodollar Loan” means a Syndicated Loan denominated in Dollars which bears interest at a Eurocurrency Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Extension/Conversion.

“Event of Default” has the meaning set forth in Section 8.01.

“Evergreen Letter of Credit” has the meaning set forth in Section 2.06(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, together with the rules and regulations promulgated thereunder.

“Existing Indebtedness” has the meaning set forth in Section 7.01(i).

“Existing Facility” means the Five–Year Revolving Credit Agreement dated as of November 20, 2001, among Carpenter, the subsidiary borrowers party thereto, the lending institutions party thereto and Wachovia, as administrative agent, as amended, restated, supplemented or otherwise modified.

“Existing Letters of Credit” means the letters of credit issued before the Closing Date and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 2.06 hereto, and “Existing Letter of Credit” means any one of them.

“Facility Fee” has the meaning set forth in Section 2.12(a).

“Failed Loan” has the meaning set forth in Section 2.04(e).

“Federal Funds Rate” means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Wachovia on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter from the Administrative Agent and the Arranger to Carpenter, dated July 13, 2005, relating to certain fees payable by Carpenter in respect of the transactions contemplated by this Agreement, as amended, modified, restated or supplemented from time to time.

“Foreign Benefit Plan” means any employee benefit plan, pension plan or welfare plan not subject to ERISA which is maintained or contributed to for the benefit of the employees of a Foreign Obligor or its Subsidiaries which, under applicable law, (a) is required to be funded through a trust or similar funding vehicle or (b) creates or could result in a Lien on any property of such Foreign Obligor or any of its Subsidiaries.

“Foreign Obligor” means any Borrower that is incorporated or organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“GAAP” means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which Carpenter’s independent public accountants have concurred) with the most recent audited consolidated financial statements of Carpenter and its Consolidated Subsidiaries previously delivered to the Lenders.

“Governmental Authority” means any federal, state, local, provincial or foreign government, authority, agency, central bank, quasi–governmental or regulatory authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

“Granting Lender” has the meaning set forth in Section 11.06(h).

“Group of Loans” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurocurrency Loans denominated in the same currency and having the same Interest Period at such time; provided that, if a Committed Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article III, such Loan shall be included in the same Group or Group of Loans from time to time as it would have been had it not been so converted or made.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guaranty Obligation” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hedging Obligations” of any Person means all obligations of such Person in respect of any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements, designed to protect such Person against fluctuations in interest rates.

“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, obligations for borrowed money incurred by any Person in respect of any asset securitization transaction, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (v) the Attributable Indebtedness of such Person in respect of Capital Lease Obligations and Synthetic Lease Obligations (regardless of whether accounted for as indebtedness under GAAP), (vi) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non–contingent obligations (and, for purposes of Section 7.01 and Section 8.01(f), all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers’ acceptance or similar instrument, (viii) all Guaranty Obligations of such Person, (ix) all Disqualified Stock of such Person, (x) the net termination obligations of such Person in respect of any Hedging Obligations, calculated as of any date as if such agreement or arrangement were terminated as of such date and (xi) the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person shall not be liable therefor.

“Indemnified Liabilities” has the meaning set forth in Section 11.05.

“Indemnitee” has the meaning set forth in Section 11.05.

“Interest Coverage Ratio” means for any period the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for such period.

“Interest Payment Date” means (i) as to Base Rate Loans and LIBOR Market Index Rate Loans, the last day of each fiscal quarter of Carpenter and the Maturity Date and (ii) as to Eurocurrency Loans, the last day of each applicable Interest Period and the Maturity Date, and, where the applicable Interest Period for a Eurocurrency Loan is greater than three months, also the date three months from the beginning of the Interest Period and each three months thereafter.

“Interest Period” means:

(i) with respect to each Eurocurrency Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one, two, three or six months, thereafter, as the applicable Borrower may elect in the applicable notice (or such other period mutually agreed to by the applicable Borrower, the Administrative Agent and the Lenders); provided that:

(A) any Interest Period (except an Interest Period determined pursuant to clause (i)(C) below) which would otherwise end on a day which is not a Business Day for the relevant currency shall be extended to the next succeeding Business Day for such currency unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day for such currency;

(B) any Interest Period which begins on the last Business Day for the relevant currency in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day for the relevant currency of a calendar month; and

(C) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date; and

(ii) with respect to each Competitive Bid Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 or greater than 90) as Carpenter may elect in accordance with Section 2.03; provided that:

(A) any Interest Period (except an Interest Period determined pursuant to clause (iii)(B) below) which would otherwise end on a day which is not a Business Day for the relevant currency shall be extended to the next succeeding Business Day for such currency; and

(B) any Interest Period which would otherwise end after the Maturity Date for the relevant currency shall end on such Maturity Date.

“Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, time deposits or other securities of such other Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or in the case of any Subsidiary of Carpenter, any release, cancellation, compromise or forgiveness in whole or in part of any Indebtedness owing by such Subsidiary.

“Issuing Lender” means (i) Wachovia, in its capacity as issuer of Letters of Credit under Section 2.06(b), and its successor or successors in such capacity, (ii) each Lender listed in Schedule 2.06 hereto as the issuer of an Existing Letter of Credit and (iii) any other Lender which Carpenter shall have designated as an “Issuing Lender” by notice to the Administrative Agent.

“Issuing Lender Fees” has the meaning set forth in Section 2.12(b)(iii).

“Judgment Currency” has the meaning set forth in Section 2.16(b).

“Law” means any international, foreign, Federal, state or local statute, treaty, rule, guideline, regulation, ordinance, code, or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Commitment” means the commitment of an Issuing Lender to issue Letters of Credit in an aggregate face amount at any one time outstanding (together with the amounts of any unreimbursed drawings thereon and all LC Commitments of other Issuing Lenders) of up to the LC Committed Amount.

“LC Committed Amount” means $50,000,000.

“LC Disbursement” means a payment or disbursement made by an Issuing Lender pursuant to a Letter of Credit.

“LC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“LC Obligations” means at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all LC Disbursements not yet reimbursed by Carpenter as provided in Section 2.06(h) to the applicable Issuing Lender in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.06(i).

“Lender” means each bank or other lending institution listed on Schedule 1.01A, each Eligible Assignee that becomes a Lender pursuant to Section 2.17 or Section 11.06(b) and their respective successors and shall include, as the context may require, each Issuing Lender and/or the Swingline Lender, in each case in such capacity.

“Letter of Credit” means an Existing Letter of Credit or an Additional Letter of Credit, and “Letters of Credit” means any combination of the foregoing.

“Letter of Credit Fee” has the meaning set forth in Section 2.12(b)(i).

“Letter of Credit Request” has the meaning set forth in Section 2.06(c).

“LIBOR Market Index Rate” means, for any date, the rate for one month Pounds Sterling deposits or Euros, as applicable, as reported on Telerate page 3750 as of 11:00 a.m. London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

“LIBOR Market Index Rate Loan” means any Swingline Loan denominated in Pounds Sterling or Euros bearing interest at a rate determined by reference to the LIBOR Market Index Rate.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes; provided, however, such term does not mean the grant of a security interest created in connection with merchandise delivered to Carpenter or any of its Subsidiaries on consignment until such time as any such merchandise is taken out of consignment and sold to, used and consumed by Carpenter or any of its Subsidiaries in their manufacturing processes.

“Loan” means a Committed Loan or a Competitive Bid Loan, and “Loans” means Committed Loans or Competitive Bid Loans or both.

“Loan Documents” means this Agreement, each LC Document and the Notes, in each case as the same may be amended, restated, modified or supplemented from time to time.

“Local Time” shall mean the local time in effect at the applicable Administrative Agent’s Office.

“Mandatory Cost” means, with respect to Loans denominated in Alternative Currencies for any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Marketable Securities” means the U.S. Government and Government-guaranteed agency securities, U.S. Government-sponsored agency obligations, corporate debt and other obligations permitted for investment by Carpenter and all of its wholly-owned Subsidiaries in the “Policy Guidelines for Short-Term Excess Cash Investments,” created September 3, 2003, and as amended on February 14, 2005, furnished by Carpenter to the Administrative Agent, as modified and amended from time to time and reasonably satisfactory to the Administrative Agent.

“Material Adverse Effect” means (i) any material adverse effect upon the business, operations, business, properties, condition (financial or otherwise) or prospects of Carpenter and its Consolidated Subsidiaries taken as a whole, (ii) a material impairment of the ability of the Borrowers taken as a whole to perform any of their obligations under the Loan Documents taken as a whole or (iii) a material impairment of the rights and benefits of the Lenders under any Loan Document, which materially impairs the rights or benefits of the Lenders under the Loan Documents, taken as a whole.

“Maturity Date” means August     , 2010 or, if any such day is not a Business Day for the relevant currency, the next preceding Business Day for such currency. Unless the context otherwise requires, references to the Maturity Date are to the Maturity Date determined by reference to Loans denominated in Dollars.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as Carpenter and the Administrative Agent may select.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Carpenter or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

“National Currency Unit” means a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

“Note” means a Revolving Note, a Competitive Bid Note or a Swingline Note and “Notes” means all of them, collectively.

“Notice of Borrowing” means a Notice of Syndicated Borrowing or a Notice of Competitive Bid Borrowing.

“Notice of Competitive Bid Borrowing” has the meaning set forth in Section 2.03(f).

“Notice of Extension/Conversion” has the meaning set forth in Section 2.08.

“Notice of Syndicated Borrowing” has the meaning set forth in Section 2.02(a).

“Obligations” means, without duplication, all of the following whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising:

(a) all principal of and interest (including, without limitation, any interest or fees which accrues after the commencement of any Bankruptcy Event, whether or not allowed or allowable as a claim under any applicable Debtor Relief Law) on any Loan or LC Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document;

(b) all fees, expenses, indemnification obligations, foreign currency exchange obligations and other amounts of whatever nature now or hereafter payable by the Borrowers (including, without limitation, any amounts which accrue after the commencement of any Bankruptcy Event, whether or not allowed or allowable as a claim under any applicable Debtor Relief Law) pursuant to this Agreement or any other Loan Document;

(c) all expenses of the Administrative Agent to which it has a right to reimbursement under Section 11.04 of this Agreement;

(d) all Indemnified Liabilities and other amounts paid by any Indemnitee as to which such Indemnitee has the right to payment or reimbursement under Section 11.05 of this Agreement or under any other similar provision of any other Loan Document; and

(e) in the case of Carpenter pursuant to the provisions of Article X, all amounts now or hereafter payable by Carpenter and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Bankruptcy Event with respect to any Borrower, whether or not allowed or allowable as a claim under any applicable Debtor Relief Law) on the part of Carpenter pursuant to the provisions of Article X;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Organization Documents” means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (ii) with respect to any limited liability company, the articles of formation and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Participation Interest” means a Credit Extension by a Lender by way of a purchase of a participation interest in Letters of Credit or LC Obligations as provided in Section 2.06(a) or Section 2.06(e), in Swingline Loans as provided in Section 2.01(b)(vi) or in any Loans as provided in Section 2.14.

“Participating Member State” shall mean each country so described in any EMU Legislation.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001),

as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Carpenter or any ERISA Affiliate or to which Carpenter or any ERISA Affiliate contributes or has an obligation to contribute, in which in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permit” means any license, permit, franchise, right or privilege, certificate of authority or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

“Permitted Lien” has the meaning set forth in Section 7.02.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

“Prime Rate” means for any day the rate of interest publicly announced by Wachovia in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to Carpenter and the Lenders) from time to time as its Prime Rate for Dollars loaned in the United States. It is a rate set by Wachovia based upon a variety of factors, including Wachovia’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the interest rate resulting from a change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Purchase Money Indebtedness” means Indebtedness of Carpenter or any Subsidiary incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of Carpenter or such Subsidiary; provided that such Indebtedness is incurred within 90 days after such property is acquired or, in the case of improvements, constructed.

“Refunded Swingline Loan” has the meaning set forth in Section 2.01(b)(iii).

“Register” has the meaning set forth in Section 11.06(d).

“Regulation D, T, U or X” means Regulation D, T, U or X, respectively, of the Board as amended, or any successor regulation, in each case together with all interpretations of staff opinions issued in connection therewith.

“Replacement Date” has the meaning set forth in Section 2.11(c).

“Reportable Event” means any of the events set forth in Section 4043 of ERISA, other than events for which the 30–day notice period has been waived.

“Required Lenders” means Revolving Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Revolving Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders such Lender and the aggregate principal Dollar Amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term “Credit Exposure” as applied to each Lender shall mean (i) at any time prior to the termination of the Commitments, the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, and (ii) at any time after the termination of the Commitments, the sum of (A) the Dollar Amount of the outstanding Revolving Loans of such Lender plus (B) the Dollar Amount such Lender’s Participation Interests in all LC Obligations and Swingline Loans.

“Reset Date” has the meaning set forth in Section 1.05.

“Responsible Officer” means the president, chief executive officer, chief financial officer, treasurer or assistant treasurer of Carpenter. Any document delivered hereunder that is signed by a Responsible Officer of Carpenter shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Carpenter and such Responsible Officer shall be conclusively presumed to have acted on behalf of Carpenter.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interests or Equity Equivalents of Carpenter or any Subsidiary, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests or Equity Equivalents of Carpenter or any Subsidiary, now or hereafter outstanding or (iii) any payment made to retire, or to obtain the surrender of, any Equity Interests or Equity Equivalents of Carpenter or any Subsidiary now or hereafter outstanding.

“Revolving Borrowing” means a Syndicated Borrowing comprised of Revolving Loans and identified as such in the Notice of Borrowing with respect thereto.

“Revolving Commitment” means, with respect to any Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.01(a), (ii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.01(b) and (iii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.06(d).

“Revolving Committed Amount” means $150,000,000 or such other amount to which the Revolving Committed Amount may be increased or reduced pursuant to the terms hereof.

“Revolving Commitment Percentage” means, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.01A hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 2.17 or Section 11.06(b).

“Revolving Lender” means each Lender identified in the Schedule 1.01A as having a Revolving Commitment and each Eligible Assignee which acquires a Revolving Commitment or Revolving Loan pursuant to Section 2.17 or Section 11.06(b) and their respective successors.

“Revolving Loan” means a Committed Loan made under Section 2.01(a).

“Revolving Note” means a promissory note, substantially in the form of Exhibit B–1 hereto, evidencing the obligation of the applicable Borrower to repay outstanding Revolving Loans made by such Borrower, as such Note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Revolving Outstandings” means at any date the Dollar Amount of the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans plus the aggregate outstanding Dollar Amount of all LC Obligations.

“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to Carpenter or any of its Subsidiaries of any property, whether owned by Carpenter or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by Carpenter or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index/html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index/html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successor or, absent any such successor, such nationally recognized statistical rating organization as Carpenter and the Administrative Agent may select.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, together with the rules and regulations promulgated thereunder.

“SPC” has the meaning set forth in Section 11.06(h).

“Spot Rate” shall mean, with respect to any Alternative Currency, the rate quoted by Wachovia as the spot rate for the purchase by Wachovia of such Alternative Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

“Standby Letter of Credit” has the meaning set forth in Section 2.06(b).

“Subsidiary” means with respect to any Person any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity.

“Subsidiary Borrower” has the meaning set forth in Section 2.18.

“Swingline Commitment” means the agreement of the Swingline Lender to make Loans pursuant to Section 2.01(b).

“Swingline Committed Amount” means $24,000,000.

“Swingline Lender” means Wachovia, in its capacity as the Swingline Lender under Section 2.01(b), and its successor or successors in such capacity.

“Swingline Loan” means a Base Rate Loan made by the Swingline Lender in Dollars or any Available Alternative Currency pursuant to Section 2.01(b), and “Swingline Loans” means any two or more of such Base Rate Loans.

“Swingline Loan Request” has the meaning set forth in Section 2.02(b).

“Swingline Note” means a promissory note, substantially in the form of Exhibit B–3 hereto, evidencing the obligation of the Borrowers to repay outstanding Swingline Loans, as such Note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Swingline Termination Date” means the earlier of (i) fifth Business Day prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement and (ii) the date on which the Swingline Commitment is terminated in its entirety in accordance with the Agreement.

“Syndicated Loan” means a Committed Loan made by a Lender pursuant to Section 2.01(a); provided that if any such Loan or Loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Syndicated Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so–called synthetic, off–balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

“Taxes” has the meaning set forth in Section 3.01.

“Trade Letter of Credit” has the meaning set forth in Section 2.06(b).

“Type” has the meaning set forth in Section 1.04.

“UCP” has the meaning set forth in Section 2.06(n).

“Unfunded Pension Liability” means at any date the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

“Utilization Fee” has the meaning set forth in Section 2.12(c).

“Wachovia” means Wachovia Bank, National Association, and its successors and assigns.

“Wholly–Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person.

Section 1.02 Computation of Time Periods and Other Definitional Provisions. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise. References in this Agreement to Articles, Sections, Schedules, Appendices or Exhibits shall be to Articles, Sections, Schedules, Appendices or Exhibits of or to

this Agreement unless otherwise specifically provided. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.

Section 1.03 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from Carpenter that GAAP has not changed since the most recent financial statements delivered by Carpenter to the Lenders or, if GAAP has changed, describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.01 (or, prior to the delivery of the first financial statements pursuant to Section 6.01, consistent with the financial statements described in Section 5.05(a)).

Section 1.04 Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrowers pursuant to Article II on the same date, all of which Loans are of the same Class, Type (subject to Article III), currency and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type”. The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Committed Loan (Syndicated or Swingline) or a Competitive Bid Loan. The “Type” of a Loan refers in the case of Committed Loans, to whether such Loan is a Base Rate Loan, LIBOR Market Index Rate Loan or a Eurocurrency Loan (Eurodollar or Alternative Currency). Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Committed Eurocurrency Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Committed Loan and a Eurocurrency Loan) or that such Borrowing is comprised of such Loans. In addition, Borrowings are classified by reference to the provisions of Article II under which participation therein is determined (i.e., a “Committed Borrowing” is a Syndicated Borrowing under Section 2.01(a) in which all Lenders participate in proportion to their Commitments or a Swingline Borrowing under Section 2.01(b) funded by the Swingline Lender, while a “Competitive Bid Borrowing” is a Borrowing under Section 2.03 in which the Lender participants are determined on the basis of their respective bids in accordance therewith).

Section 1.05 Spot Rates. On each Calculation Date, the Administrative Agent shall determine the applicable Spot Rates as of such Calculation Date used for calculating relevant Dollar Amounts. The Spot Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than provisions expressly requiring the use of a current Spot Rate) be the Spot Rates employed in converting any amounts between Dollars and currencies other than Dollars. Whenever in this Agreement in connection with a Borrowing, conversion or continuation of a Loan or the issuance or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a currency other than Dollars, such amount shall be the relevant equivalent in such currency of such Dollar Amount (rounded to the nearest 1,000th unit of such currency), as determined by the Administrative Agent. Determinations by the Administrative Agent pursuant to this Section shall be conclusive absent manifest error.

Section 1.06 Redenomination of Certain Foreign Currencies.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euros at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without limiting the liability of the Borrowers for any amount due under this Agreement or any other Loan Document, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Economic and Monetary Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such reasonably comparable and convenient amounts (or integral multiples hereof) in the Euro as the Administrative Agent may specify.

(c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

ARTICLE II

THE CREDIT FACILITIES

Section 2.01 Commitments to Lend.

(a) Syndicated Loans. Each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans denominated in Dollars or Available Alternative Currencies to the Borrowers pursuant to this Section 2.01(a) from time to time prior to the Maturity Date in amounts such that the aggregate Dollar Amount of its Revolving Outstandings shall not exceed (after giving effect to all Revolving Loans repaid, all reimbursements of LC Disbursements made, and all Refunded Swingline Loans paid, concurrently with the making of any Revolving Loans) its Revolving Commitment; provided that, immediately after giving effect to each such Revolving Loan, the aggregate Dollar Amount of the Revolving Outstandings shall not exceed the aggregate amount of the Revolving Commitments. Each Revolving Borrowing (other than a Borrowing to be used to repay

Refunded Swingline Loans which shall be in an aggregate amount equal to such Refunded Swingline Loans) shall be in an aggregate principal Dollar Amount of $2,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Revolving Commitments) and shall be made from the several Revolving Lenders ratably in proportion to their respective Revolving Commitments. Within the foregoing limits, the Borrowers may borrow under this Section 2.01(a), repay, or, to the extent permitted by Section 2.10, prepay, Revolving Loans and reborrow under this Section 2.01(a).

(b) Swingline Loans.

(i) The Swingline Lender agrees, on the terms and subject to the conditions set forth herein, to make a portion of the Revolving Commitments available to the Borrowers from time to time prior to the Swingline Termination Date by making Swingline Loans to the Borrowers in Dollars, Pounds Sterling or Euros (each such loan, a “Swingline Loan” and collectively, the “Swingline Loans”); provided that (i) the aggregate Dollar Amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Committed Amount, (ii) with regard to each Lender individually (other than the Swingline Lender in its capacity as such), the Dollar Amount of such Lender’s outstanding Revolving Loans plus its Participation Interests in outstanding Swingline Loans plus its Participation Interests in outstanding LC Obligations shall not at any time exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (iii) with regard to the Revolving Lenders collectively, the aggregate Dollar Amount of the Revolving Outstandings shall not exceed the Revolving Committed Amount and (iv) the Swingline Committed Amount shall not exceed the aggregate of the Revolving Commitments then in effect. Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof prior to the Swingline Termination Date. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender’s other Revolving Outstandings, exceeds its Revolving Commitment. The proceeds of a Swingline Borrowing may be used, in whole or in part, to refund any prior Swingline Borrowing.

(ii) The Dollar Amount of all Swingline Loans shall be due and payable on the earliest of (A) the maturity date agreed to by the Swingline Lender and the Borrowers with respect to such Swingline Loan, (B) the Swingline Termination Date, (C) the occurrence of a Bankruptcy Event with respect to any Borrower or (D) the acceleration of any Loan or the termination of the Revolving Commitments pursuant to Section 8.02.

(iii) The Swingline Lender may, at any time in its sole discretion, by written notice to Carpenter and the Administrative Agent, demand repayment of its Swingline Loans by way of a Borrowing of Revolving Loans, and each such Lender hereby irrevocably agrees to make a Revolving Loan to the applicable Borrower (which shall be initially funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Commitment Percentage of the Dollar Amount of the Swingline Loans (“Refunded Swingline Loans”) outstanding on the date notice is given; provided that on the date on which any Refunded Swingline Loans that are made in Pounds Sterling or Euros are repaid with the proceeds of Revolving Loans made or deemed to be made by the Lenders (other than the Swingline Lender), any such Refunded Swingline Loans shall automatically be converted into Loans made in Dollars in which case the applicable Borrower shall be deemed to have requested Revolving Base Rate Loans in Dollars in the Dollar Amount of such Swingline Loans; provided, however, that in the event any Swingline Loans have not been paid by the applicable Borrower when due under clause (ii) above, any such demand for the repayment of Swingline Loans under this clause (iii) shall be deemed to have been given one Business Day prior to the occurrence of any event described in clause (ii) above. Upon such funding of Revolving Loans under this clause (iii), Carpenter’s obligations to the Swingline Lender (in its capacity as a Swingline Lender, and not as Lender funding its Revolving Commitment Percentage of the Revolving Loans) in respect of the Refunded Swingline Loans shall be considered fully satisfied.

(iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under clause (iii) above, each such Revolving Lender shall make the Dollar Amount of its Revolving Loan available to the Administrative Agent, in Dollars in same day funds, at the Administrative Agent’s Office, not later than 2:00 P.M. on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to any Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender’s Revolving Commitment Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall instead be outstanding as Revolving Loans. Upon receipt by Carpenter of prior written notice from the Administrative Agent, Carpenter authorizes the Administrative Agent and the Swingline Lender to charge any Borrower’s account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of any Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.14.

(v) A copy of each notice given by the Swingline Lender pursuant to this Section 2.01(b) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Revolving Lender pursuant to this Section 2.01(b), the amount so funded shall no longer be owed in respect of its Participation Interest in the related Refunded Swingline Loans.

(vi) If as a result of any Bankruptcy Event, Revolving Loans are not made pursuant to this Section 2.01(b) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Revolving Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Revolving Commitment

Percentage of the unpaid Dollar Amount together with accrued interest thereon. Upon one Business Day’s notice from the Swingline Lender, each Revolving Lender shall deliver to the Swingline Lender an amount in Dollars equal to its respective Participation Interest in such Swingline Loans in same day funds at the office of the Swingline Lender specified on Schedule 11.02. In order to evidence such Participation Interest each Revolving Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Lender fails to make available to the Swingline Lender the amount of such Revolving Lender’s Participation Interest as provided in this Section 2.01(b)(vi), the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Rate for one Business Day and thereafter at the Base Rate plus the then Applicable Margin for Base Rate Loans.

(vii) Each Revolving Lender’s obligation to make Revolving Loans pursuant to clause (iii) above and to purchase Participation Interests in outstanding Swingline Loans pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including (without limitation) (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swingline Lender or any Borrower, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Revolving Commitments after any such Swingline Loans were made, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Lender, (v) whether any condition specified in Article IV is then satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the forgoing. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid Participation Interest for all purposes of the Loan Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the Participation Interest in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.01(b)(vi) until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.02 Notice of Committed Borrowings.

(a) Syndicated Borrowings. The applicable Borrower shall give the Administrative Agent notice of each Syndicated Borrowing substantially in the form of Exhibit A–1 hereto (a “Notice of Syndicated Borrowing”) (i) not later than 11:30 a.m., Local Time on the date of each Syndicated Base Rate Borrowing, (ii) not later than 11:00 a.m., Local Time on the third Business Day before each Syndicated Eurodollar Borrowing and (iii) not later than 11:00 a.m., Local Time on the fourth Business Day before each Syndicated Eurocurrency Borrowing in an Alternative Currency. Each such notice shall be irrevocable and shall specify:

(i) the name of the applicable Borrower;

(ii) the date of such Borrowing, which shall be a Business Day for the relevant currency;

(iii) the currency, the aggregate amount (in the applicable currency) and the Dollar Amount, if applicable, of such Borrowing;

(iv) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Eurocurrency Rate (it being understood that Alternative Currency Loans shall be made as Eurocurrency Loans only); and

(v) in the case of a Eurocurrency Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period and to Section 2.07(a).

(b) Swingline Borrowings. The applicable Borrower shall request a Swingline Loan by written notice (or telephone notice promptly confirmed in writing) substantially in the form of Exhibit A–5 hereto (a “Swingline Loan Request”) to the Swingline Lender and the Administrative Agent (and its Correspondent in respect of Swingline Loans denominated in an Alternative Currency) not later than 11:00 A.M. Local Time on the Business Day of the requested Swingline Loan. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan is requested, (B) the date of the requested Swingline Loan (which shall be a Business Day) and (C) the principal amount of the Swingline Loan requested. Each Swingline Loan denominated in Dollars shall be made as a Base Rate Loan, and each Swingline Loan denominated in Pounds Sterling or Euros shall be made as a LIBOR Market Index Rate Loan and, in each case, subject to Section 2.01(b)(ii), shall have such maturity date as agreed to by the Swingline Lender and Carpenter upon receipt by the Swingline Lender of the Swingline Loan Request from Carpenter.

Section 2.03 Competitive Bid Borrowings.

(a) Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, Carpenter may, as set forth in this Section 2.03, request the Lenders to make offers to make Competitive Bid Loans in Dollars or Available Alternative Currencies to Carpenter from time to time prior to the Maturity Date. The Lenders may, but shall have no obligation to, make such offers and Carpenter may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. After giving effect to any Borrowing of Competitive Bid Loans, (i)(A) the aggregate Revolving Outstandings plus the aggregate Dollar Amount of all Competitive Bid Loans shall not exceed the aggregate amount of the Revolving Commitments and (B) the aggregate Dollar Amount of all Competitive Bid Loans shall not exceed the Competitive Bid Loan Sublimit and (ii) there shall not be more than six different Interest Periods in effect with respect to Competitive Bid Loans at any time.

(b) Competitive Bid Quote Request. When Carpenter wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a request substantially in the form of Exhibit A–2 hereto (a “Competitive Bid Quote Request”) so as to be received by the

Administrative Agent at the Administrative Agent’s Office not later than 12:00 Noon on the Business Day next preceding the date of Borrowing proposed therein or such other time or date as Carpenter and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Competitive Bid Auction for which such change is to be effective. Each such Competitive Bid Quote Request shall specify:

(i) the proposed date of Borrowing, which shall be a Business Day;

(ii) the proposed currency, the aggregate amount (in such currency) and the Dollar Amount, if applicable, of such Borrowing, which shall be $2,000,000 in aggregate Dollar Amount (or any larger multiple of $1,000,000);

(iii) whether Carpenter is requesting a Eurocurrency Rate Competitive Bid Loan or an Absolute Rate Competitive Bid Loan; and

(iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Carpenter may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No more than two Competitive Bid Quote Requests shall be given within five Business Days for the applicable currency (or such other number of days as Carpenter and the Administrative Agent may agree) of any other Competitive Bid Quote Request for a Borrowing in the same currency.

(c) Delivery of Competitive Bids Quote Requests. The Administrative Agent shall promptly notify each Revolving Lender of each Competitive Bid Quote Request received by it from Carpenter and the contents of such Competitive Bid Quote Requests, which notice shall constitute an invitation by Carpenter to each Revolving Lender to submit Competitive Bids offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.03.

(d) Submission and Contents of Competitive Bids. Each Lender may submit a competitive bid (a “Competitive Bid”) containing an offer or offers to make Competitive Bid Loans in response to any invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.03(d) and must be submitted to the Administrative Agent by facsimile at the Administrative Agent’s office not later than 10:30 A.M. on the proposed date of Borrowing, in the case of an Absolute Rate Auction, or on a Business Day five Business Days prior to the date of a requested Eurocurrency Rate Competitive Bid Loan to be made in an Available Alternative Currency, or on a Business Day four Business Days prior to the date of a requested Eurocurrency Rate Competitive Bid Loan consisting of Dollar Denominated Loans; provided that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies Carpenter of the terms of the offer or offers contained therein not later than 15 minutes before the deadline for the other Lenders for a Competitive Bid Auction. Subject to Articles III and IV, any Competitive Bid so made shall not be revocable except with the written consent of the Administrative Agent given on the instructions of Carpenter.

(i) Each Competitive Bid shall be substantially in the form of Exhibit A–3 hereto and shall in any case specify:

(A) the proposed date of Borrowing;

(B) the principal amount (in the relevant currency) of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be in the Dollar Amount of $2,000,000 (or any larger multiple of $1,000,000), (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

(C) if an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/1,000th of 1%) (the “Competitive Bid Absolute Rate”) offered for such Absolute Rate Competitive Bid Loan;

(D) if an Eurocurrency Rate Auction, the Eurocurrency Bid Margin with respect to such Eurocurrency Rate Competitive Bid Loan and the Interest Period applicable thereto; and

(E) the identity of the quoting Lender.

A Competitive Bid may set forth up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related invitation for Competitive Bids.

(ii) Any Competitive Bid shall be disregarded if it:

(A) is not substantially in conformity with Exhibit A–3 hereto or does not specify all of the information required by Section 2.03(d)(i) above;

(B) contains qualifying, conditional or similar language;

(C) proposes terms other than or in addition to those set forth in the applicable invitation for Competitive Bids; or

(D) arrives after the time set forth in Section 2.03(d)(i).

(e) Notice to Carpenter. The Administrative Agent shall promptly notify Carpenter of the terms of (i) any Competitive Bid submitted by a Lender that is in accordance with Section 2.03(d) and (ii) any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid. The Administrative Agent’s notice to Carpenter shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the principal amounts and the Competitive Bid Absolute Rates or Eurocurrency Bid Margins and Interest Periods applicable thereto so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid may be accepted.

(f) Acceptance and Notice by Carpenter. Carpenter shall notify the Administrative Agent of its acceptance or non–acceptance of the offers notified to it pursuant to Section 2.03(e) at the Administrative Agent’s Office not later than 12:00 Noon on the proposed date of Borrowing for an Absolute Rate Auction, or four Business Days prior to the requested date of Borrowing for a Eurocurrency Rate Auction consisting of Alternative Currency Loans and three Business Days prior to the requested date of Borrowing for an Eurocurrency Rate Auction consisting of Dollar-Denominated Loans. In the case of acceptance, such notice (a “Notice of Competitive Bid Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Carpenter may accept any Competitive Bid in whole or in part; provided, that:

(i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii) the aggregate Dollar Amount of each Competitive Bid Borrowing must be in the amount of $2,000,000 (or any larger multiple of $1,000,000);

(iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Absolute Rates or Eurocurrency Bid Margins; and

(iv) Carpenter may not accept any offer that is described in Section 2.03(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

(g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Absolute Rates or Eurocurrency Bid Margins, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. After each Competitive Bid Auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the range of bids submitted (without the bidder’s name) and accepted for each Competitive Bid Loan and the aggregate Dollar Amount of each Competitive Bid Borrowing resulting from such auction.

(h) Notice of Eurocurrency Rate. For any Eurocurrency Rate Auction, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify Carpenter and the Lenders that will be participating in such Competitive Bid Borrowing of such Eurocurrency Rate.

Section 2.04 Notice to Lenders; Funding of Loans.

(a) Notice to Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of the Borrowing referred to therein, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Funding of Loans.

(i) On the date of each Borrowing, each Lender participating therein shall: (i) if such Borrowing is to be made in Dollars, make available its share of such Borrowing in Dollars not later than 2:00 P.M., Local Time, in Federal or other funds immediately available, to the Administrative Agent at the applicable Administrative Agent’s Office; or (ii) if such Borrowing is to be made in an Alternative Currency, make available to the Administrative Agent not later than 1:00 P.M., Local Time at the applicable Administrative Agent’s Office an amount, in the applicable currency and in immediately available funds, equal to its share of such Borrowing. Upon satisfaction of the applicable conditions specified in Article IV, the Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the applicable Administrative Agent’s Office; provided, however, that if on the date of any Syndicated Borrowing there are outstanding Swingline Loans or LC Disbursements, then the funds so received shall be applied, first, to the payment of such LC Disbursements, second, to the repayment of such Swingline Loans and third, to the applicable Borrower as provided above.

(ii) On the date of each Swingline Borrowing, the Swingline Lender shall, unless the Administrative Agent shall have notified the Swingline Lender that any applicable condition specified in Article IV has not been satisfied, make available the amount of such Swingline Borrowing, in same day funds in the currency requested by the applicable Borrower, to such Borrower at the applicable Administrative Agent’s Office.

(c) Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (except in the case of a Base Rate Borrowing, in which case prior to the time of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.04(b) above, and the Administrative Agent or its Correspondent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate (if such Borrowing is in Dollars) or the rate then applicable to such Loan in accordance with Section 2.07, in the case of such Borrower, and (ii) the Federal Funds Rate (if such Borrowing is in Dollars) or the Applicable Interbank Offered Rate (if such Borrowing is in an Alternative Currency), in the case of such Lender. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

(d) Obligations of Lenders Several. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing.

(e) Failed Loans. If any Lender shall fail to make any Loan (a “Failed Loan”) which such Lender is otherwise obligated hereunder to make to the applicable Borrower on the date of Borrowing thereof, and the Administrative Agent shall not have received notice from such Borrower or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this Section 2.04(e)) the Failed Loan in full or the Administrative Agent shall have received notice from the applicable Borrower or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from such Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the applicable Borrower (up to the amount of such Failed Loan) and (iii) the Administrative Agent will disburse such amount (up to the amount of the Failed Loan) to such Borrower or, if the Administrative Agent has previously made such amount available to such Borrower on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount made available to such Borrower); provided, however, that the Administrative Agent shall have no obligation to disburse any such amount to any Borrower or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan of the same Class as the Failed Loan to the applicable Borrower in satisfaction, to the extent thereof, of such Lender’s obligation to make the Failed Loan.

Section 2.05 Evidence of Loans.

(a) Lender Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) Administrative Agent Records. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class, Type and currency of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c) Evidence of Debt. The entries made in the accounts maintained pursuant to Sections 2.05(a) and (b) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(d) Notes. Notwithstanding any other provision of this Agreement, if any Lender shall request and receive a Note or Notes as provided in Section 11.06 or otherwise, then the Loans of such Lender shall be evidenced by Notes of the applicable Class, in each case, substantially in the form of Exhibit B–l or B–2, as applicable, and payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Revolving Loans or Competitive Bid Loans, as applicable. If requested by the Swingline Lender, the Swingline Loans shall be evidenced by a single Swingline Note, substantially in the form of Exhibit B–3, and payable to the order of the Swingline Lender in an amount equal to the aggregate unpaid principal amount of the Swingline Loans.

Section 2.06 Letters of Credit.

(a) Existing Letters of Credit. On the Closing Date, each Issuing Lender that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from each such Issuing Lender, without recourse or warranty, an undivided participation interest in such Existing Letter of Credit and the related LC Obligations in the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount (although any fronting fee payable under Section 2.12(b)(ii) shall be payable directly to the Administrative Agent for the account of each applicable Issuing Lender, and the Lenders (other than such Issuing Lender) shall have no right to receive any portion of such fronting fee) and any security therefor or guaranty pertaining thereto. On and after the Closing Date, each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.

(b) Additional Letters of Credit. Each Issuing Lender agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit denominated in Dollars or an Available Alternative Currency, each such Letter of Credit being in a Dollar Amount of at least $500,000, from time to time before the 30th day prior to the Maturity Date for the account, and upon the request, of Carpenter and in support of (i) trade obligations of Carpenter and/or its Subsidiaries, which shall be payable at sight (each such letter of credit, a “Trade Letter of Credit” and, collectively, the “Trade Letters of Credit”) and (ii) such other obligations of Carpenter that are acceptable to the Lenders (each such letter of credit, a “Standby Letter of Credit” and, collectively, the “Standby Letters of Credit”); provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the LC Obligations shall not exceed the LC Committed Amount, (ii) the aggregate Dollar Amount of the Revolving Outstandings shall not exceed the aggregate amount of the Revolving Commitments and (iii) with respect to each individual Revolving Lender, the aggregate outstanding principal Dollar Amount of the Revolving Lender’s Revolving Loans plus its Participation Interest in outstanding LC Obligations plus its (other than the Swingline Lender’s in its capacity as such) Participation Interests in outstanding Swingline Loans shall not exceed such Revolving Lender’s Revolving Commitment Percentage of the Revolving Committed Amount.

(c) Method of Issuance of Letters of Credit. Carpenter shall give the applicable Issuing Lender notice (with a copy to the Administrative Agent) substantially in the form of Exhibit A–6 hereto (a “Letter of Credit Request”) of the requested issuance or amendment of a Letter of Credit prior to 1:00 P.M. on the proposed date of the issuance or amendment of Trade Letters of Credit (which shall be a Business Day) and at least three Business Days before the proposed date of issuance or extension of Standby Letters of Credit (which shall be a Business Day) (or such shorter period as may be agreed by the applicable Issuing Lender in any particular instance). In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the applicable Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount, currency (which may only be Dollars or an Available Alternative Currency) and, if applicable, Dollar Amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit. Subject to the provisions of the following paragraph with respect to Evergreen Letters of Credit, no Letter of Credit shall have a term of more than one year or shall have a term extending or be extendible beyond the fifth Business Day prior to the Maturity Date.

If Carpenter so requests in any applicable Letter of Credit Request, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve–month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve–month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, Carpenter shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time to a date not later than the fifth Business Day prior to the Maturity Date; provided, however, that the Issuing Lender shall not permit any such renewal if (i) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof or (ii) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (A) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (B) from the Administrative Agent, any Revolving Lender or Carpenter that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the Issuing Lender shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

Promptly after receipt of any Letter of Credit Request, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from Carpenter and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions thereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of Carpenter or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices.

Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to Carpenter and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d) Conditions to Issuance of Additional Letters of Credit. The issuance by an Issuing Lender of each Additional Letter of Credit shall, in addition to the conditions precedent set forth in Section 4.02, be subject to the conditions precedent that (i) such Letter of Credit shall be satisfactory in form and substance to the applicable Issuing Lender, (ii) Carpenter shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested, (iii) the Issuing Lender shall have confirmed with the Administrative Agent on the date of (and after giving effect to) such issuance that (A) the Dollar Amount of the aggregate amount of all LC Obligations will not exceed the LC Committed Amount and (B) the Dollar Amount of the aggregate Revolving Outstandings will not exceed the aggregate amount of the Revolving Commitments and (iv) the Issuing Lender shall not have been notified by the Administrative Agent that any condition specified in Section 4.02(b) or (c) is not satisfied on the date such Letter of Credit is to be issued. Notwithstanding any other provision of this Section 2.06, no Issuing Lender shall be under any obligation to issue any Additional Letter of Credit if: (x) any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Additional Letter of Credit, or any requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having a force of Law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Additional Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Additional Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing

Date and which such Issuing Lender in good faith deems material to it; or (y) the issuance of such Additional Letter of Credit shall violate any applicable general policies of such Issuing Lender.

(e) Purchase and Sale of Letter of Credit Participations. Upon the issuance by an Issuing Lender of an Additional Letter of Credit, such Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Lender, without recourse or warranty, an undivided participation interest in such Letter of Credit and the related LC Obligations in the proportion its Revolving Commitment Percentage bears to the Revolving Committed Amount (although any fronting fee payable under Section 2.12(b)(ii) shall be payable directly to the Administrative Agent for the account of the applicable Issuing Lender, and the Lenders (other than such Issuing Lender) shall have no right to receive any portion of any such fronting fee) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments pursuant to Section 2.17 or Section 11.06, there shall be an automatic adjustment to the Participation Interests in all outstanding Letters of Credit (including all Existing Letters of Credit, if any) and all LC Obligations to reflect the adjusted Revolving Commitments of the Lenders.

(f) Drawings under Letters of Credit. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Lender shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the Issuing Lender determines that any such drawing shall be honored, such Issuing Lender shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify Carpenter and the Administrative Agent as to the amount to be paid as a result of such drawing and the payment date.

(g) Duties of Issuing Lenders to Revolving Lenders; Reliance. In determining whether to pay under any Letter of Credit, the relevant Issuing Lender shall not have any obligation relative to the Revolving Lenders participating in such Letter of Credit or the related LC Obligations other than to determine that any document or documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit shall not create for the Issuing Lender any resulting liability if taken or omitted in the absence of gross negligence or willful misconduct. Each Issuing Lender shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by Carpenter set forth in the last sentence of Section 4.02 to establish whether the conditions specified in Sections 4.02(b) and (c) of Section 4.02 are met in connection with any issuance or extension of a Letter of Credit. Each Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Lender and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopier, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and Carpenter shall have notified such Issuing Lender that such documents do not comply with the terms and conditions of the Letter of Credit. Each Issuing Lender shall be fully justified in refusing to take any action requested of it under this Section in respect of any Letter of Credit unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section, each Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Required Lenders, and such request and any action taken or failure to act in respect thereof shall be binding upon all Revolving Lenders and all future holders of participations in such Letter of Credit.

(h) Reimbursement Obligations. Carpenter shall be irrevocably and unconditionally obligated forthwith to reimburse each Issuing Lender in the applicable currency for any amounts paid by such Issuing Lender upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which the Issuing Lender may pay or incur relative to such drawing and interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (i) on the date the Issuing Lender notifies Carpenter of such drawing, if such notice is given at or before 12:00 P.M. on such date or (ii) the next succeeding Business Day is such notice is given after 12:00 P.M. on any such date; provided that no payment otherwise required by this sentence to be made by Carpenter shall be overdue hereunder if arrangements for such payment satisfactory to the Issuing Lender, in its reasonable discretion, shall have been made by Carpenter at or before 1:00 P.M. on such day and such payment is actually made at or before 3:00 P.M. on such day. In addition, Carpenter agrees to pay to the Issuing Lender interest, payable on demand, on any and all amounts not paid by Carpenter to the Issuing Lender when due under this Section 2.06(h), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. Subject to the satisfaction of all applicable conditions set forth in Article IV, Carpenter may, at its option, utilize the Swingline Commitment or the Revolving Commitments, or make other arrangements for payment satisfactory to the Issuing Lender, for the reimbursement of all LC Disbursements as required by this Section 2.06(h). Each reimbursement payment to be made by Carpenter pursuant to this Section 2.06(h) shall be made to the Issuing Lender in Federal or other funds immediately available to it at its address referred to Section 11.02.

(i) Obligations of Revolving Lenders to Reimburse Issuing Lender for Unpaid LC Disbursements. If Carpenter shall not have reimbursed an Issuing Lender in full for any LC Disbursement as required pursuant to Section 2.06(h), the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Lender (other than the relevant Issuing Lender) of (x) the date of drawing under the related Letter of Credit, (y) the Dollar Amount of the unreimbursed LC Disbursement and (z) such Revolving Lender’s pro–rata share of the LC Disbursement. On the date of any such notice from the Administrative Agent in respect of an unreimbursed LC Disbursement in respect of a Letter of Credit denominated in an Alternative Currency, Carpenter’s reimbursement obligation to the

Issuing Lender in respect of such drawing shall be automatically redenominated into Dollars. Upon receipt of notice from the Administrative Agent pursuant to this Section 2.06(i) each such Revolving Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Lender, such Revolving Lender’s pro–rata share of the Dollar Amount of each LC Disbursement which is the subject of such notice (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) in Dollars in Federal or other immediately available funds. Such payment from the Revolving Lender shall be due (i) on the date the Administrative Agent so notifies a Revolving Lender, if such notice is given at or before 12:00 P.M. on such date or (ii) on the next succeeding Business Day if such notice is given after 12:00 P.M. on such date, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Revolving Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to the applicable Issuing Lender). The failure of any Revolving Lender to make available to the Administrative Agent for the account of an Issuing Lender its pro–rata share of any unreimbursed LC Disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender its pro–rata share of any payment made under any Letter of Credit on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuing Lender such other Lender’s pro–rata share of any such payment. Upon payment in full of all amounts payable by a Lender under this Section 2.06(i), such Lender shall be subrogated to the rights of the Issuing Lender against Carpenter to the extent of such Lender’s pro–rata share of the related LC Obligation so paid (including interest accrued thereon). If any Revolving Lender fails to pay any amount required to be paid by it pursuant to this Section 2.06(i) on the date on which such payment is due, interest shall accrue on such Lender’s obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, whether before or after judgment, at a rate per annum equal to (i) for each day from the date such payment is due to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant Issuing Lender and (ii) for each day thereafter, the sum of 2% plus the rate applicable to Base Rate Loans for such day. Any payment made by any Lender after 3:00 P.M. on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day. On the date of any notice from the Administrative Agent to the Revolving Lenders pursuant to this Section 2.06(i) in respect of an LC Disbursement in respect of a Letter of Credit denominated in an Alternative Currency, Carpenter’s reimbursement obligation in respect thereof shall be automatically redenominated in Dollars in an amount equal to the then Dollar Amount thereof.

(j) Funds Received from Carpenter in Respect of Drawn Letters of Credit. Whenever an Issuing Lender receives a payment of an LC Obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the Lenders pursuant to Section 2.06(i) above, such Issuing Lender shall pay the amount of such payment to the Administrative Agent, and the Administrative Agent shall promptly pay to each Lender which has paid its pro–rata share thereof, in Dollars in Federal or other immediately available funds, an amount equal to such Lender’s pro–rata share of the principal amount thereof and interest thereon for each day after relevant date of payment at the Federal Funds Rate.

(k) Obligations in Respect of Letters of Credit Unconditional. The obligations of Carpenter under Section 2.06(h) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

(iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(iv) the existence of any claim, set–off, defense or other rights that Carpenter may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(vi) payment under a Letter of Credit against presentation to an Issuing Lender of a draft or certificate that does not comply with the terms of such Letter of Credit; provided that the relevant Issuing Lender’s determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of such Issuing Lender; or

(vii) any other act or omission to act or delay of any kind by any Issuing Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.06(k)(vii), constitute a legal or equitable discharge of Carpenter’s obligations hereunder.

(l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of Carpenter; provided, that notwithstanding such statement, Carpenter shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect Carpenter’s reimbursement obligations hereunder with respect to such Letter of Credit.

(m) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as a Credit Extension hereunder.

(n) Uniform Customs and Practices. Unless otherwise expressly agreed by the Issuing Lender and Carpenter when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (collectively, the “UCP”), as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Trade Letter of Credit.

(o) Responsibility of Issuing Lenders. It is expressly understood and agreed that the obligations of the Issuing Lenders hereunder to the Revolving Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 4.02 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.06 shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Lender any amounts made available by such Revolving Lender to the Issuing Lender pursuant to this Section 2.06 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

(p) Conflict with LC Documents. In the event of any conflict between this Agreement and any LC Document, this Agreement shall govern.

(q) Indemnification of Issuing Lenders.

(i) In addition to its other obligations under this Agreement, Carpenter hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”).

(ii) As between Carpenter and each Issuing Lender, Carpenter shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lenders shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of any such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lenders’ rights or powers hereunder.

(iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Carpenter. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lenders against any and all risks involved in the issuance of any Letter of Credit, all of which risks are hereby assumed by Carpenter, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lenders shall not, in any way, be liable for any failure by any such Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lenders.

(iv) Nothing in this Section 2.06(q) is intended to limit the reimbursement obligation of Carpenter contained in this Section 2.06. The obligations of Carpenter under this Section 2.06(q) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of any Issuing Lender to enforce any right, power or benefit under this Agreement.

(v) Notwithstanding anything to the contrary contained in this Section 2.06(q), Carpenter shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve any Issuing Lender of any liability to Carpenter in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code, as applicable, as determined by a court of competent jurisdiction.

(r) Cash Collateral. If Carpenter is required pursuant to the terms of this Agreement to Cash Collateralize any LC Obligations, Carpenter shall deposit in an account with the Administrative Agent an amount in cash equal to 100% of the Dollar Amount of such LC Obligations. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the LC Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Administrative Agent will, at the request of Carpenter, invest amounts deposited in such account in Cash Equivalents; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any Law, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Creditors and (iii) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Administrative Agent. Carpenter shall indemnify the Administrative Agent for any losses relating to such investments in Cash Equivalents. Other than any interest or profits earned on such investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lenders immediately for drawings under Letters of Credit and, if the maturity of the Loans has been accelerated, to satisfy the LC Obligations. If Carpenter is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Carpenter within three Business Days after all Events of Default have been cured or waived. Carpenter hereby pledges and assigns to the Administrative Agent, for its benefit and the benefit of the Creditors, the cash collateral account established hereunder (and all monies and investments held therein) to secure the Obligations.

(s) Resignation or Removal of an Issuing Lender. (a) Any Issuing Lender may resign at any time by giving 30 days’ notice to the Administrative Agent, the Lenders and Carpenter, and may be removed at any time by Carpenter by notice to such Issuing Lender, the Administrative Agent and the Lenders. Upon any such resignation or removal, Carpenter shall (within 30 days after such notice of resignation or removal) either appoint a successor, or terminate the unutilized LC Commitment of such Issuing Lender; provided, however, that, if Carpenter elects to terminate such unutilized LC Commitment, Carpenter may at any time thereafter that the Revolving Credit Commitments are in effect reinstate such LC Commitment in connection with the appointment of another Issuing Lender. Subject to Section 2.06(t) below, upon the acceptance of any appointment as an Issuing Lender hereunder by a successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender, and the retiring Issuing Lender shall be discharged from its obligations to issue Additional Letters of Credit hereunder. The acceptance of any appointment as Issuing Lender hereunder by a successor Issuing Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to Carpenter and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.

(t) Rights with Respect to Outstanding Letter of Credit. After the resignation or removal of any Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue Additional Letters of Credit.

Section 2.07 Interest.

(a) Rate Options Applicable to Loans. Each Committed Borrowing shall be comprised of Base Rate Loans or (except in the case of Swingline Loans which shall be made and maintained as Base Rate Loans or LIBOR Market Index Rate Loans) Eurocurrency Loans, as the applicable Borrower may request pursuant to Section 2.02. Each Competitive Bid Borrowing shall be comprised of Competitive Bid Loans pursuant to Section 2.03. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers may not request any Borrowing that, if made, would result in an aggregate for any Class of more than 10 separate Groups of Eurocurrency Loans being outstanding hereunder at any one time. For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups.

(b) Base Rate Loans. Each Loan of a Class which is made as, or converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Applicable Percentage for Base Rate Loans of such Class for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Interest Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Eurocurrency Loan, on the date such Base Rate Loan is so converted.

(c) LIBOR Market Index Rate Loans. Swingline Loans that are denominated in Pounds Sterling or Euros shall bear interest at the LIBOR Market Index Rate. Interest on such Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d) Eurocurrency Loans. Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Percentage for Eurocurrency Loans for such day plus the Eurocurrency Rate applicable to Eurocurrency Loans denominated in the relevant currency for such Interest Period. Such interest shall be payable for each Interest Period on each Interest Payment Date.

(e) Competitive Bid Loans. The unpaid principal amount of each Competitive Bid Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Lender making such Loan or the Eurocurrency Bid Margin plus the Eurocurrency Rate quoted by the Administrative Agent, as the case may be. Such interest shall be payable for each Interest Period on the last day thereof.

(f) Determination and Notice of Interest Rates. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to Carpenter and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any notice with respect to Eurocurrency Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to adjustments in the Applicable Percentage applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Percentage applicable to Loans to which such Interest Period is applicable, the Administrative Agent shall give prompt notice to Carpenter and the Lenders of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error.

(g) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing herein or under the other Loan Documents shall bear interest, payable on demand, at a per annum rate equal to (i) in the case of principal of any Loan, the rate otherwise applicable to such Loan during such period pursuant to this Section 2.07 plus 2.00% and (ii) in the case of any other amount, the Base Rate plus the Applicable Margin for Base Rate Loans plus 2.00%.

Section 2.08 Extension and Conversion.

(a) Conversions and Continuations. The Dollar–Denominated Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Syndicated Borrowing. Thereafter, the applicable Borrower shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by each Group of Syndicated Dollar–Denominated Loans (subject in each case to the provisions of Article III and Section 2.08(d)), as follows:

(i) if such Loans are Base Rate Loans, the applicable Borrower may elect to convert such Loans to Eurodollar Loans as of any Business Day; and

(ii) if such Loans are Eurodollar Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice, substantially in the form of Exhibit A–4 hereto (a “Notice of Extension/Conversion”) to the Administrative Agent not later than 12:00 Noon on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $2,000,000 or any larger multiple of $500,000.

(b) Contents of Notice of Extension/Conversion. Each Notice of Extension/Conversion shall specify:

(i) the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.08(a) above;

(iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term “Interest Period”.

(c) Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the applicable Borrower pursuant to Section 2.08(a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the applicable Borrower shall be deemed to have elected that such Group be converted to Base Rate Loans as of the last day of such Interest Period.

(d) Limitation on Conversion/Continuation Options. The Borrowers shall not be entitled to elect to convert any Syndicated Loans to, or continue any Syndicated Loans for an additional Interest Period as, Eurodollar Loans if (i) the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than $2,000,000 or (ii) a Default shall have occurred and be continuing when any Borrower delivers notice of such election to the Administrative Agent.

(e) Alternative Currency Loans. The initial Interest Period for each Group of Syndicated Alternative Currency Loans shall be specified by the applicable Borrower in the applicable Notice of Borrowing. The applicable Borrower may specify the duration of each subsequent Interest Period applicable to such Group of Syndicated Alternative Currency Loans by delivering to the Administrative Agent, not later than 11:00 A.M., Local Time, on the fourth Business Day before the end of the immediately preceding Interest Period, a notice specifying the Group of Loans to which such notice applies and the duration of such subsequent Interest Period (which shall comply with the provisions of the definition of Interest Period), provided that any such continuation of Alternative Currency Loans shall be in the same currency. Such notice may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the Dollar Amounts of the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $2,000,000. If no such Notice of Extension/Conversion is timely received by the Administrative Agent before the end of any applicable Interest Period, the applicable Borrower shall be deemed to have elected that the subsequent Interest Period for such Group of Loans shall have a duration of one month (subject to the provisions of the definition of Interest Period).

(f) Certain Mandatory Conversions and Prepayments of Eurocurrency Loans. On the date in which the aggregate unpaid Dollar Amount of Eurocurrency Loans comprising any Group of Loans shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Loans shall, on the last day of the then current Interest Period therefor, (i) if such Eurocurrency Loans are denominated in Dollars, automatically be converted into Base Rate Syndicated Loans and (ii) if such Eurocurrency Loans are denominated in an Alternative Currency, be repaid by the applicable Borrower. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Loan shall automatically, on the last day of the then current Interest Period therefor, (A) if such Eurocurrency Loan is denominated in Dollars, be converted into a Syndicated Base Rate Loan and (B) if such Eurocurrency Loan is denominated in an Alternative Currency, be redenominated into Dollars in an amount equal to the then Dollar Equivalent thereof as of the date of determination and converted into Base Rate Syndicated Loans and (ii) the obligation of the Lenders to make, or to continue or convert Syndicated Loans into, Eurocurrency Loans shall be suspended. The Administrative Agent shall promptly notify each Lender of the aggregate Dollar Amount if any such Eurocurrency Loan which is redenominated into Dollars and such Lender’s pro–rata share of such Loan.

(g) Accrued Interest. Accrued interest on a Loan (or portion thereof) being extended or converted shall be paid by the applicable Borrower (i) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last day of the first fiscal quarter of Carpenter ending on or after the date of conversion and (ii) otherwise, on the date of extension or conversion.

Section 2.09 Scheduled Termination of Commitments; Mandatory Prepayments. The Commitments shall terminate on the Maturity Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on the Maturity Date. If on any Calculation Date after giving effect to the determination of all relevant Dollar Amounts hereunder, the aggregate Dollar Amount of all Revolving Outstandings exceeds the aggregate amount of the Revolving Commitments or the aggregate Dollar Amount of all LC Obligations exceeds the LC Committed Amount, the Borrowers shall, within five Business Days, prepay outstanding Loans (as selected by Carpenter and notified to the Revolving Lenders through the Administrative Agent not less than three Business Days prior to the date of such payment) and/or Cash Collateralize outstanding Letters of Credit to the extent necessary to eliminate any such excess.

Section 2.10 Optional Prepayments.

(a) Subject in the case of any Eurocurrency Loan to Section 3.05, the Borrowers may (i) with notice by 12:00 Noon on the date of such prepayment, prepay any Group of Base Rate Loans or any Swingline Borrowing or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 3.02, in each case in whole at any time, or from time to time in part in an aggregate Dollar Amount of $5,000,000 ($100,000 in the case of a Swingline Borrowing) or any larger multiple of $1,000,000 ($100,000 in the case of a Swingline Borrowing), or (ii) upon at least three Business Days’ notice to the Administrative Agent, prepay any Group of Eurocurrency Loans in whole at any time, or from time to time in part in an aggregate Dollar Amount of $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group or Borrowing.

(b) Except as provided in Section 2.10(a) above, Carpenter may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

(c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.11 Adjustment of Commitments.

(a) Optional Termination or Reduction of Revolving Committed Amount. Carpenter may from time to time terminate in full or permanently reduce the Revolving Committed Amount upon five Business Days’ prior written or telecopied notice to the Administrative Agent; provided, however, that (i) no such termination or reduction shall be made which would cause the Dollar Amount of the Revolving Outstandings (after giving effect to any concurrent repayment of Revolving Loans or Swingline Loans or Cash Collateralization of LC Obligations) to exceed the Revolving Committed Amount as so reduced, and (ii) any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount). The Administrative Agent shall promptly notify each affected Lender of the receipt by the Administrative Agent of any notice from Carpenter pursuant to this Section 2.11(a). Any partial reduction of the Revolving Committed Amount pursuant to this Section 2.11(a) shall be applied to the Revolving Commitments of the Lenders pro–rata based upon their respective Revolving Commitment Percentages. Carpenter shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 2.12, on the date of each termination or reduction of the Revolving Committed Amount, any fees accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

(b) Automatic Termination at Maturity. The Revolving Commitments of the Lenders and the LC Commitments of the Issuing Lenders shall terminate automatically on the Maturity Date. The Swingline Commitment of the Swingline Lender shall terminate automatically on the Swingline Termination Date.

(c) Optional Replacement of Lenders, Non–Pro–Rata Termination of Commitments. If (i) any Lender has demanded compensation or indemnification pursuant to Section 3.01 or Section 3.04, (ii) the obligation of any Lender to make Eurocurrency Loans has been suspended pursuant to Section 3.02, (iii) any Lender is a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 11.01 or any other provision of any Loan Document requires the consent of all of the Lenders and with respect to which the Required Lenders shall have granted their consent, Carpenter shall have the right, if no Default or Event of Default then exists, to (i) remove such Lender by terminating such Lender’s Commitment in full or (ii) replace such Lender by causing such Lender to assign its Commitment to one or more existing Lenders or Eligible Assignees pursuant to Section 11.06. The replacement of a Lender pursuant to this Section 2.11(c) shall be effective on the tenth Business Day (the “Replacement Date”) following the date of notice of such replacement to the Lenders through the Administrative Agent, subject to the satisfaction of the following conditions:

(i) each replacement Lender and/or Eligible Assignee, and each Lender subject to replacement, shall have satisfied the conditions to an Assignment and Acceptance set forth in Section 11.06(b) and, in connection therewith, the replacement Lender(s) and/or Eligible Assignee(s) shall pay:

(A) to each Lender subject to replacement an amount equal in the aggregate to the sum of (x) the principal of, and all accrued but unpaid interest on, its outstanding Loans, (y) all LC Disbursements that have been funded by (and not reimbursed to) it under Section 2.06, together with all accrued but unpaid interest with respect thereto, and (z) all accrued but unpaid fees owing to it pursuant to Section 2.12; and

(B) to the Issuing Lenders an amount equal to the aggregate amount owing by the replaced Lenders to the Issuing Lenders as reimbursement pursuant to Section 2.06, to the extent such amount was not theretofore funded by such replaced Lenders; and

(ii) each of the Borrowers shall have paid to the Administrative Agent for the account of each replaced Lender an amount equal to all obligations owing to such replaced Lenders by such Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrowers referred to in clause (i)(A) above).

In the case of the removal of a Lender pursuant to this Section 2.11(c), upon (i) payment by the applicable Borrowers to the Administrative Agent for the account of the Lender subject to such removal of an amount equal to the sum of (A) the aggregate principal amount of all Loans and LC Obligations held by such Lender and (B) all accrued interest, fees and other amounts owing to such Lender hereunder, including, without limitation, all amounts payable by the Borrowers to such Lender under Article III or Section 11.04 and Section 11.05, and (ii) provision by Carpenter to the Swingline Lender and each Issuing Lender of appropriate assurances and indemnities (which may include letters of credit) as each may reasonably require with respect to any continuing obligation of such removed Lender to purchase Participation Interests in any LC Obligations or Swingline Loans then outstanding, such Lender shall cease to constitute a Lender hereunder; provided that the provisions of this Agreement (including, without limitation, the provisions of Article III and Section 11.04 and Section 11.05) shall continue to govern the rights and obligations of a removed Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such removed Lender while it was a Lender.

Section 2.12 Fees.

(a) Facility Fee. Carpenter shall pay to the Administrative Agent for the account of each Revolving Lender a fee (the “Facility Fee”) on such Lender’s Revolving Commitment

Percentage of the daily Dollar Amount of Revolving Committed Amount, computed at a per annum rate for each day at a rate equal to the Applicable Percentage for Facility Fees in effect from time to time. The Facility Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on each March 31, June 30, September 30 and December 31 (and any date that the Revolving Committed Amount is reduced as provided in Section 2.11(a) or Section 2.11(b) and the Maturity Date) for the calendar quarter or portion thereof ending on each such date, beginning with the first of such dates to occur after the Closing Date.

(b) Letter of Credit Fees.

(i) Letter of Credit Fees. Carpenter shall pay to the Administrative Agent for the account of each Lender a fee (the “Letter of Credit Fee”) on such Lender’s Revolving Commitment Percentage of the Dollar Amount of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Eurocurrency Loans in effect from time to time. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the date of issuance of such Letter of Credit and on the Maturity Date. If there is a change in the Applicable Percentages during any period, the actual Dollar Amount of each Letter of Credit shall be computed and multiplied by the Applicable Percentages separately for each period during which such Applicable Percentages are in effect.

(ii) Fronting Fees. Carpenter shall pay directly to each Issuing Lender for its own account a fronting fee in the amount (A) with respect to each Trade Letter of Credit, equal to .125% of the amount of such Trade Letter of Credit, due and payable upon the issuance thereof and (B) with respect to each Standby Letter of Credit; equal to .125% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date after the issuance of such letter of credit and on the Maturity Date.

(iii) Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above and any fronting fees payable pursuant to clause (ii) above, Carpenter promises to pay to each Issuing Lender for their own respective accounts without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by Carpenter and each such Issuing Lender from time to time and the customary charges from time to time of such Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(c) Utilization Fee. Carpenter shall pay to the Administrative Agent for the account of each Revolving Lender a fee (the “Utilization Fee”) on the actual daily aggregate Dollar Amount of such Lender’s Revolving Loans then outstanding hereunder with respect to each day on which the principal amount of all Revolving Loans (including Swingline Loans) then outstanding exceeds 50% of the aggregate Revolving Commitments (each such day a

“Utilization Fee Day”). Such fee shall be computed with respect to each Utilization Fee Day at a rate equal to the Applicable Percentage for Utilization Fees, and shall accrue with respect to each Utilization Fee Day occurring on and after the Closing Date to the later to occur of (i) the Maturity Date and (ii) the date on which all Loans and LC Obligations and interest thereon are paid in full and the commitments hereunder are terminated and, to the extent accrued during such period, shall be due and payable, quarterly in arrears, on the last Business Day of each March, June, September and December, beginning on the first of such dates to occur after the Closing Date. If there is a change in the Applicable Percentages during any period, the actual Utilization Fee shall be computed and multiplied by the Applicable Percentages separately for each period during which such Applicable Percentages are in effect.

(d) Agency Fees. Carpenter shall pay an agency fee to the Administrative Agent’s own account, in amounts and at times specified in the Fee Letter. In addition to such fees payable to the Administrative Agent, Carpenter shall pay a fee of $1,500 for each Competitive Bid Auction run by the Administrative Agent, whether or not Carpenter receives or accepts any Competitive Bid with respect to any such Competitive Bid Auction. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.13 Pro–rata Treatment. Except to the extent otherwise provided herein:

(a) Loans. Each Syndicated Borrowing, each payment or prepayment of principal of or interest on any Syndicated Loan (other than pursuant to Section 2.11(c), Section 2.17, Section 3.01, Section 3.04, Section 3.05, or Section 11.06(b)), each payment of fees (other than the Issuing Lender Fees retained by each Issuing Lender for its own account and the fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Syndicated Loan, shall be allocated pro–rata among the relevant Lenders in accordance with the respective Revolving Commitment Percentages, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class and Participation Interests of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this Section 2.13(a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

(b) Letters of Credit. Each payment of LC Obligations shall be allocated to each Revolving Lender pro–rata in accordance with its Revolving Commitment Percentage; provided that, if any Revolving Lender shall have failed to pay its applicable pro–rata share of any LC Disbursement, then any amount to which such Revolving Lender would otherwise be entitled pursuant to this Section 2.13(b) shall instead be payable to the applicable Issuing Lender; provided, further, that in the event any amount paid to any Revolving Lender pursuant to this Section 2.13(b) is rescinded or must otherwise be returned by any such Issuing Lender, each Revolving Lender shall, upon the request of such Issuing Lender, repay to the Administrative Agent for the account of such Issuing Lender the amount so paid to such Revolving Lender, with interest for the period commencing on the date such payment is returned by such Issuing Lender until the date such Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

Section 2.14 Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, if any Lender shall obtain payment in respect of any Loan, unreimbursed LC Disbursements or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro–rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, unreimbursed LC Disbursements, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement; provided that nothing in this Section 2.14 shall impair the right of any Lender to exercise any right of set–off or counterclaim it may have for payment of indebtedness of the Borrowers other than its indebtedness hereunder. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon if paid within two Business Days of the date when such amount is due at a per annum rate equal to the Federal Funds Rate and thereafter at a per annum rate equal to the Base Rate until the date such amount is paid to the Administrative Agent or such other Lender. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.14 to share in the benefits of any recovery on such secured claim.

Section 2.15 Payments; Computations.

(a) Payments by the Borrower. (i) Each payment of principal and interest with respect to any Dollar-Denominated Loan and all payments of fees, expenses and any other amounts due hereunder or under any other Loan Document (except as set forth in clause (ii)

below with respect to amounts denominated in an Available Alternative Currency and other than fees payable directly to the Issuing Lenders or the Administrative Agent), in Dollars shall be paid not later than 2:00 P.M., Charlotte Time, on the date when due, and (ii) in the case of payments of principal and interest with respect to any Alternative Currency Loan and any other amounts denominated in an Available Alternative Currency, shall be paid not later than 2:00 P.M., Local Time, on the date when due in the currency which such Alternative Currency Loan was made or in which such other amount is denominated, in each case under clauses (i) and (ii) in funds immediately available to the Administrative Agent at the applicable Administrative Agent’s Office. Each such payment shall be made irrespective of any set–off, counterclaim or defense to payment which might in the absence of this provision be asserted by any Borrower or any Affiliate against any Agent or any Lender. Except as otherwise provided herein, payments of to the Administrative Agent received after 2:00 P.M., Charlotte time (in the case of payments denominated in Dollars) or 2:00 P.M., Local Time (in the case of payments denominated an Available Alternative Currency), shall be deemed to have been received on the next Business Day. The applicable Borrower shall, at the time it makes any payments under this Agreement, specify to the Administrative Agent the Loan, Letters of Credit, fees or other amounts payable by such Borrower hereunder to which such payment is to be applied (and if it fails so to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 2.13, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments in like funds to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M., Charlotte time (in the case of payments denominated in Dollars) or 2:00 P.M., Local Time (in the case of payments denominated an Available Alternative Currency); otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless (in the case of Eurocurrency Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day for such currency. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Each Borrower hereby authorizes and directs the Administrative Agent to debit any account maintained by such Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement. Unless converted to Dollars pursuant to the express terms of this Agreement, all payments in respect of the principal of or interest on Loans denominated in any Available Alternative Currency, and all reimbursement of amounts drawn under Letters of Credit denominated in an Available Alternative Currency, shall be made by the applicable Borrower in such currency.

(b) Distributions by the Administrative Agent. Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Rate (if such amount was distributed in Dollars) or (ii) the rate per annum at which one day deposits in the relevant currency are offered to the Administrative Agent in the appropriate interbank market for such day (if such amount was distributed in an Alternative Currency).

(c) Computations. All computations of interest and fees hereunder (including computations of the Eurocurrency Reserve Percentage) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans, 365/366 days, as the case may be, (ii) in the case of interest on Alternative Currency Loans denominated in Pounds Sterling, 365 days, or (iii) in all other instances, 360 days; and in each case under (i), (ii) and (iii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

(d) Each payment on account of an amount due from a Borrower under this Agreement or any other Credit Document shall be made in the Applicable Currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Without limitation of the foregoing, accrued interest on any Alternative Currency Loans shall be payable in the same currency as such Loan.

Section 2.16 Judgment Currency.

(a) Exchange Ratio. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder or under any other Loan Document in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) Satisfaction of Obligations in Agreement Currency. The obligations of each Borrower hereunder and under each other Loan Document in respect of any sum due to any other party hereto or thereto or to any holder of the obligations owing hereunder or thereunder (an “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, jointly and severally, as a separate obligation and notwithstanding such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 2.16 shall survive the termination of this Agreement and the payment of all other amounts owing.

Section 2.17 Increase in Commitments.

(a) Provided there exists no Default, upon not less than 15 Business Days prior written notice to the Administrative Agent, or, solely with respect to the initial increase in Commitments requested by Carpenter in accordance with this Section (the “Initial Increase”), such prior written notice as is acceptable to the Administrative Agent, Carpenter may, from time to time, request an increase in the Commitments in minimum increments of not less than $10,000,000 and not in excess of $100,000,000 in the aggregate. At the time of sending such notice, Carpenter (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days, or, solely with respect to the Initial Increase, such number of days as is acceptable to the Administrative Agent, from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its pro rata share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify Carpenter and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, Carpenter may also invite additional Eligible Assignees, such Eligible Assignees to be acceptable to the Administrative Agent, to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(b) If the Commitments are increased in accordance with this Section, the Administrative Agent and Carpenter shall determine the effective date (the “Increase Effective Date”), and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Guarantor and each Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Person approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and Section 6.01(b), and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised pro rata shares arising from any nonratable increase in the Commitments under this Section.

(c) This Section shall supersede any provisions in Section 2.13, Section 2.14 or Section 11.01 to the contrary.

Section 2.18 Designated Subsidiary Borrowers. Carpenter may from time to time after the Effective Date designate (i) Certech International Limited, a company organized and existing under the laws of England and Wales, (ii) Carpenter Technology (Europe) S.A., a company organized and existing under the laws of Belgium, (iii) Carpenter Technology (UK) Limited, a company organized and existing under the laws of England and Wales, (iv) Carpenter Powder Products AB, a company organized and existing under the laws of Sweden, or (v) any other Subsidiary of Carpenter that is acceptable to the Administrative Agent (each, a “Subsidiary Borrower”) as a Borrower under this Agreement, subject to the following terms and conditions:

(a) on or prior to the date of designation, each such Subsidiary Borrower shall enter into an appropriately completed Assumption Agreement;

(b) no later than 5 days prior to the date of designation, the Administrative Agent shall have received from such Subsidiary Borrower the Organization Documents and other documents and certificates required by Section 4.01(c), all of which shall be satisfactory to the Administrative Agent; and

(c) no later than 5 days prior to the date of designation, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the date of designation, from counsel to such Subsidiary Borrower, which opinion shall (y) in the case of a Subsidiary Borrower located in the United States, be substantially in the form of Exhibit D and otherwise satisfactory to the Administrative Agent, and (z) in the case of a Subsidiary Borrower located in a jurisdiction other than the United States, be in form and substance satisfactory to the Administrative Agent.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Net of Certain Taxes. Any and all payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non–excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and withholdings, (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at the office of the Administrative Agent specified in Section 11.02, the original or a certified copy of a receipt evidencing payment thereof.

(b) Other Taxes. In addition, the Borrowers agrees to pay any and all present or future stamp or documentary, excise or property taxes or similar levies (including mortgage recording taxes) which arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) Additional Taxes. The Borrowers agree, jointly and severally, to indemnify each Lender and the Administrative Agent, within ten (10) days after demand therefor, for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

(d) Tax Forms and Certificates. Each Lender organized under the laws of a jurisdiction outside the United States (a “Non–U.S. Lender”), on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter as required by law, shall provide Carpenter and the Administrative Agent with (i) Internal Revenue Service Form W–8 BEN or W–8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Interval Revenue Service Form W–8 or W–9, as appropriate, or any successor form prescribed by the Internal Revenue Service and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents.

(e) Failure to Provide Tax Forms and Certificates. For any period with respect to which a Lender has failed to provide Carpenter and the Administrative Agent with the appropriate form pursuant to Section 3.01(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.01(a) or 3.01(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required to be delivered hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(f) Obligations in Respect of Non-U.S. Lenders. The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non–U.S. Lender, in respect of United States Federal withholding tax pursuant to Section 3.01(a) or (b) above to the extent that the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non–U.S. Lender became a party to this Agreement (or, in the case of a participant, on the date such participant acquired its participation interest) or, with respect to payments to a new Applicable Lending Office, the date such Non–U.S. Lender designated such new Applicable Lending Office with respect to a Loan; provided, however, that this Section 3.01(f) shall not apply (i) to any participant or new Applicable Lending Office that becomes a participant or new Applicable Lending Office as a result of an assignment, participation, transfer or designation made at the request of any Borrower or (ii) to the extent the indemnity payment or additional amounts any participant, or any Lender acting through a new Applicable Lending Office, would be entitled to receive (without regard to this Section 3.01(f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such participant, or Lender (or participant) making the designation of such new Applicable Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

(g) Mitigation. If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.01, then such Lender will agree to use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

(h) Tax Receipts. Within thirty days after the date of any payment of Taxes, the applicable Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment (to the extent one is so provided).

Section 3.02 Illegality. If, on or after the date of this Agreement, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Applicable Lending Office) to make, maintain or fund any of its Eurocurrency Loans in any currency and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and Carpenter, whereupon until such Lender notifies Carpenter and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurocurrency Loans, or to convert outstanding Loans into Eurocurrency Loans, in such currency shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 3.02, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Eurocurrency Loan of such Lender in such currency then outstanding shall be converted (at the Dollar Equivalent on the date of conversion in the case of each Alternative Currency Loan) to a

Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurocurrency Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 3.03 Basis for Determining Interest Rate Inadequate or Unfair. If, on or prior to the first day of any Interest Period, (x) the Administrative Agent or the Required Lenders shall have determined that by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in any Alternative Currency in the applicable amounts are not being quoted or offered to the Administrative Agent or the Lenders for such Interest Period, or that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of “Applicable Interbank Offered Rate” upon the basis of which the Eurocurrency Rate for Eurocurrency Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining the relevant Type of Eurocurrency Loans during such Interest Period, the Administrative Agent will forthwith so notify Carpenter and the Lenders. Upon such notice, (i) all then outstanding Eurocurrency Loans of each affected currency and/or Interest Period type specified in such notice (each, a “Relevant Type”) shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans (provided that any affected outstanding Alternative Currency Loan shall be repaid in full on the last day of the Interest Period therefor), (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, Eurocurrency Loans of each Relevant Type shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Extension/Conversion given at any time thereafter with respect to each Relevant Type of Eurocurrency Loans shall be deemed to be a request for Base Rate Loans (provided that any such notice with respect to any Alternative Currency Loans constituting a Relevant Type shall be disregarded), in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified Carpenter and the Lenders.

Section 3.04 Increased Costs and Reduced Return. If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of any related Competitive Bid, the adoption of or any change in any applicable Law or in the interpretation or application thereof applicable to any Lender (or its Applicable Lending Office), or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

(i) shall subject such Lender (or its Applicable Lending Office) to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurocurrency Loans made by it or any of its Notes or its obligation to make Eurocurrency Loans or to participate in Letters of Credit, or change the basis of taxation of payments to such Lender (or its Applicable Lending Office) in respect thereof (except for (A) Taxes and Other Taxes covered by Section 3.01 (including Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.01(d)) and (B) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its Applicable Lending Office, branch or any affiliate thereof));

(ii) the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Loans;

(iii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or its Applicable Lending Office) which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

(iv) shall impose on such Lender (or its Applicable Lending Office) any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining any Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to Carpenter from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after–tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable.

(a) If any Lender shall have determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable Law, regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s (or parent corporation’s) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s (or parent corporation’s) policies with respect to capital adequacy), then, upon notice from such Lender to Carpenter, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after–tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto; provided, that if any Lender receives a rebate of any amount for which it had received compensation from any Borrower pursuant to Section 3.04(a) or Section 3.04(b), any such Lender shall promptly remit any such rebated amount to the Borrower.

(b) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in Section 3.04(a) or Section 3.04(b) above, as the case may be, shall be delivered to Carpenter and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate delivered by it within 10 Business Days after receipt of the same.

(c) Promptly after any Lender becomes aware of any circumstance that will, in its sole judgment, result in a request for increased compensation pursuant to this Section, such Lender shall notify Carpenter thereof. Failure on the part of any Lender so to notify Carpenter or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

Section 3.05 Funding Losses. The Borrowers shall indemnify, jointly and severally, each Lender against any loss or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by any Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, so long as any such failure is not solely due to the failure of the Administrative Agent or any Lender to comply with its obligations hereunder in all material respects, (ii) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.02 or 2.08, so long as any such failure is not solely due to the failure of the Administrative Agent or any Lender to comply with its obligations hereunder in all material respects, (iii) any payment, prepayment or conversion of a Eurocurrency Loan, whether voluntary or involuntary, pursuant to any other provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, so long as any such payment, prepayment or conversion is not solely due to the failure of the Administrative Agent or any Lender to comply with its obligations hereunder in all material respects, (iv) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), (v) any redenomination of a Syndicated Eurocurrency Loan denominated in an Alternative Currency to a Syndicated Base Rate Loan in Dollars pursuant to Section 2.08(f) by reason of any difference between the applicable Spot Rate used to effect such redenomination hereunder and the actual exchange rate used by such Lender to effect such redenomination on its books at or about the time it receives notice of such redenomination hereunder, (vi) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any Borrower makes any payment thereof in a different currency, or (vii) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the applicable Eurocurrency Rate), for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow, convert or continue) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to Carpenter and shall be conclusive absent manifest error.

Section 3.06 Base Rate Loans Substituted for Affected Eurocurrency Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurocurrency Loans has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.01 or 3.04 with respect to its Eurocurrency Loans, and in any such case the applicable Borrower shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the applicable Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurocurrency Loans shall instead be Base Rate Loans denominated in Dollars (in the case of Alternative Currency Loans, in the same Dollar Amount as the Eurocurrency Loan that such Lender would otherwise have made in the Alternative Currency) (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Lenders). If such Lender notifies the applicable Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurocurrency Loan on the first day of the next succeeding Interest Period applicable to the related Eurocurrency Loans of the other Lenders. If such Loan is converted into an Alternative Currency Loan, such Lender, the Administrative Agent and the applicable Borrower shall make such arrangements as shall be required (including increasing or decreasing the amount of such Alternative Currency Loan) so that such Alternative Currency Loan shall be in the same amount as it would have been if the provisions of this Section had never been applied thereto.

ARTICLE IV

CONDITIONS

Section 4.01 Conditions to Closing. The obligation of each Lender to make a Loan and the obligation of each Issuing Lender to issue a Letter of Credit on the Closing Date is subject to the satisfaction of the following conditions:

(a) Executed Loan Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Agreement; and (ii) the Notes, if any, each in form and substance satisfactory to the Lenders in their sole discretion.

(b) Legal Matters. All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Administrative Agent and to Robinson, Bradshaw & Hinson, P.A., counsel for the Administrative Agent.

(c) Organization Documents. The Administrative Agent shall have received: (i) a copy of the Organization Documents of each Borrower, certified (if available) as of a recent date by the Secretary of State or similar official of its respective state or similar jurisdiction of organization, and a certificate as to the good standing of each Borrower, from such Secretary of State or similar official, as of a recent date; (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the Closing Date and certifying (A) that the Organization Documents of such Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above; (B) that attached thereto is a true and complete copy of by–laws or similar constitutive documents of such Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of each Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent or Robinson, Bradshaw & Hinson, P.A., counsel for the Administrative Agent, may reasonably request.

(d) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Carpenter, (i) confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02 and (ii) certifying the current Carpenter’s Ratings and the Debt to Capital Ratio as of the fiscal quarter most recently ended prior to the Closing Date.

(e) Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received favorable written opinions of Stevens & Lee, P.C., special New York counsel to the Borrowers, and in–house counsel of Carpenter, in each case addressed to the Administrative

Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request.

(f) Payment of Fees. All costs, fees and expenses due to the Administrative Agent and the Lenders on or before the Closing Date shall have been paid.

(g) Counsel Fees. The Administrative Agent shall have received full payment from Carpenter of the fees and expenses of Robinson, Bradshaw & Hinson, P.A. described in Section 11.04 which are billed through the Closing Date.

(h) Repayment of Indebtedness. The Administrative Agent shall have received satisfactory evidence of the repayment in full of all amounts owing and termination of all commitments to lend under the Existing Facility.

(i) Financial Statements. The Administrative Agent and the Lenders shall have received and be satisfied with (a) the consolidated balance sheet and income statement of Carpenter and its Consolidated Subsidiaries, as of June 30, 2004, and the related consolidated statements of operations and retained earnings and cash flows for such fiscal year, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Administrative Agent) to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position and consolidated results of operations and cash flows of Carpenter and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur) and (b) unaudited, interim financial statements of Carpenter and its Consolidated Subsidiaries for the fiscal quarter ended March 31, 2005.

All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement or in any other document delivered in connection herewith or therewith shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring–down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities. The documents referred to in this Section shall be delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section shall be dated the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02 Conditions to All Credit Extensions. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and the obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) Notice. The applicable Borrower shall have delivered (i) in the case of any Revolving Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.02, (ii) in the case of any Competitive Bid Auction, the Competitive Bid Quote Request duly executed and completed by the time specified in Section 2.03, (iii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate Letter of Credit Request duly executed and completed in accordance with the provisions of Section 2.06, and (iv) in the case of any Swingline Loan, to the Swingline Lender, a Swingline Loan Request, duly executed and completed, by the time specified in Section 2.02.

(b) Representations and Warranties. The representations and warranties made by the Borrowers in any Loan Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

(c) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case maybe, (i) the Dollar Amount of the Revolving Outstandings shall not exceed the Revolving Committed Amount, (ii) the Dollar Amount of the sum of LC Obligations outstanding shall not exceed the LC Committed Amount, (iii) the sum of Swingline Loans outstanding shall not exceed the Swingline Committed Amount and (iv) the Dollar Amount of all Competitive Bid Loans shall not exceed the Competitive Bid Loan Sublimit.

(d) Currency Availability. In the case of any Eurocurrency Borrowing in an Alternative Currency, the fact that no Lender shall have notified the Administrative Agent (which shall promptly notify the applicable Borrower and the other Lenders) within two Business Days of such Lender’s receipt of the Notice of Syndicated Borrowing for such Eurocurrency Borrowing that deposits in the relevant currency are not available to such Lender in the applicable interbank market for the relevant Interest Period and there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Loan to be denominated in the relevant Alternative Currency.

The delivery of each Notice of Borrowing, Competitive Bid Quote Request, Swingline Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in Sections 4.02(b) and (c) above.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent, the Issuing Lenders and the Lenders that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. The Borrowers (i) are corporations or other entities duly organized validly existing and in good standing under the Laws of the jurisdiction of their respective incorporation or organization, (ii) have all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own their respective assets, carry on their respective business and to execute, deliver, and perform their respective obligations under the Loan Documents to which they are a party, (iii) are duly qualified and licensed and are in good standing under the Laws of each jurisdiction where their ownership, lease or operation of properties or the conduct of their respective businesses require such qualification or license and (iv) are in compliance with all Laws, except in each case referred to in clause (iii) or this clause (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document to which it is party, has been duly authorized by all necessary corporate or similar action, and do not and will not (i) contravene the terms of its Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, mortgage, loan agreement, deed of trust or other contract, agreement or instrument to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which its property is subject or (iii) violate any Law.

Section 5.03 Governmental and Other Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document, which has not been obtained.

Section 5.04 Binding Effect. This Agreement constitutes, and each other Loan Document to which any Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

Section 5.05 Financial Condition.

(a) Audited Financial Statements. The consolidated balance sheet of Carpenter and its Consolidated Subsidiaries as of June 30, 2004 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers and set forth in Carpenter’s 2004 Form 10–K, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Carpenter and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) Interim Financial Statements. The unaudited consolidated balance sheet of Carpenter and its Consolidated Subsidiaries as of March 31, 2005 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in Carpenter’s Latest Form 10–Q, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 5.05(a), the consolidated financial position of Carpenter and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three–month period (subject to normal year–end audit adjustments and the absence of footnotes required under GAAP).

(c) Material Adverse Effect. Since June 30, 2004, there has been no Material Adverse Effect, and no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

(d) Post–Closing Financial Statements. The financial statements delivered to the Lenders pursuant to Section 6.01(a) and (b), if any, (i) have been and will be prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated financial condition, results of operations and cash flows of Carpenter and its Consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

(e) Disclosure of Liabilities and Obligations. Except as fully reflected in the financial statements referred to in Section 5.05(a), (b) and (d) and the notes thereto, there are no material liabilities or obligations with respect to Carpenter or any of its Consolidated Subsidiaries of any nature whatsoever that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

Section 5.06 Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of any Borrower, threatened against or affecting Carpenter or any of its Subsidiaries or against any of their properties or revenues that (i) purport to affect or pertain to any Loan Document or (ii) if determined adversely, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.07 No Default. Neither Carpenter nor any Subsidiary is in default in any respect under any Contractual Obligation which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists or would result from the consummation of the transactions contemplated by this Agreement and the other Loan Documents.

Section 5.08 Ownership of Property; Liens. Carpenter and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, the property of Carpenter and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.02.

Section 5.09 Environmental Compliance. Carpenter and its Subsidiaries conduct in the ordinary conduct of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Borrower has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10 Insurance. The properties of Carpenter and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Carpenter, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Carpenter or its Subsidiaries operate.

Section 5.11 Taxes. Carpenter and its Subsidiaries have filed all Federal, state, local, foreign and other material tax returns and reports required to be filed, and have paid all Federal, state, local, foreign and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Carpenter or any Subsidiary that would, if made, have a Material Adverse Effect.

Section 5.12 ERISA and Foreign Benefit Plan Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Carpenter, nothing has occurred which would prevent, or cause the loss of such qualification. Carpenter and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Carpenter, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Carpenter nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Carpenter nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Carpenter nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d) With respect to any Foreign Benefit Plan, (i) each Foreign Benefit Plan is in compliance in all material respects with applicable Law except to the extent set forth in subparagraph (ii), (ii) the aggregate of the accumulated benefit obligations under all Foreign Benefit Plans does not exceed the current fair market value of the assets held in the trust or similar funding vehicles for such Foreign Benefit Plans in an amount in excess of $15,000,000, and (iii) reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Benefit Plan is maintained. There are no material actions, suits or claims (other than routine claims for benefits) pending, or the knowledge of Carpenter, threatened against it or any of the Borrowers or any of their respective Subsidiaries with respect to any Foreign Benefit Plan.

Section 5.13 Subsidiaries. Schedule 5.13 sets forth a complete and accurate list as of the Closing Date of all Subsidiaries of Carpenter. Schedule 5.13 sets forth as of the Closing Date the jurisdiction of formation of each such Subsidiary, the number of authorized shares of each class of Equity Interests of each such Subsidiary, the number of outstanding shares of each class of Equity Interests, the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned (directly or indirectly) by any Person and the number and effect, if exercised, of all Equity Equivalents with respect to Capital Stock of each such Subsidiary.

Section 5.14 Margin Regulation; Investment Company Act; Public Utility Holding Company Act.

(a) None of Carpenter and its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U. No part of the Letters of Credit or proceeds of the Loans will be used, directly, or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(f) will be margin stock. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, as amended, the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

(b) None of Carpenter and its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of

1940, each as amended. In addition, none of Carpenter and its Subsidiaries is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1934, as amended.

Section 5.15 Disclosure. No statement, information, report, representation, or warranty made by any Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Borrower in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.16 Intellectual Property. Carpenter and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of any Borrower, no slogan or other advertising devise, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Carpenter or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of any Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

Section 5.17 Compliance with Laws. Each Borrower and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.18 Representations as to Foreign Obligors. Each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is incorporated or organized and existing, not subject to any notification or authorization except such as have been made or obtained.

Section 5.19 OFAC; Anti-Terrorism Laws.

(a) No Borrower is a Sanctioned Person or does business in a Sanctioned Country or with a Sanctioned Person, in each case in violation of the economic sanctions of the United States administered by OFAC.

(b) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Borrowers and their Subsidiaries are in compliance in all material respects with the PATRIOT Act.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrowers agree that so long as any Lender has any Commitment hereunder, any Obligation or other amount payable hereunder or under any Note or other Loan Document or any LC Obligation remains unpaid or any Letter of Credit remains unexpired:

Section 6.01 Information. Carpenter will furnish, or cause to be furnished, to the Administrative Agent, and the Administrative Agent will furnish each of the Lenders:

(a) Annual Financial Statements. As soon as available and in any event within ninety (90) days (or, if earlier and if applicable to Carpenter, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year of Carpenter, a consolidated balance sheet and income statement of Carpenter and its Consolidated Subsidiaries, as of the end of such fiscal year, and the related consolidated statements of operations and retained earnings and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications or exceptions not reasonably acceptable to the Required Lenders) to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position and consolidated results of operations and cash flows of Carpenter and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days (or, if earlier and if applicable to Carpenter, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters in each fiscal year of Carpenter, a consolidated balance sheet of Carpenter and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of Carpenter to the effect that such quarterly financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Carpenter and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year–end audit adjustments and the absence of footnotes required by GAAP.

(c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b) above, a certificate of the chief financial officer of Carpenter (i) demonstrating compliance with the financial covenants contained in Section 7.12 by calculation thereof as of the end of the fiscal period covered by such financial statements, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action Carpenter proposes to take with respect thereto, (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the GAAP applied in the preparation of the financial statements of Carpenter and its Consolidated Subsidiaries, and, if so, describing such change.

(d) Reports. Promptly after the same are filed or made available, copies, which may be in electronic format, of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Carpenter, and copies of all annual, regular, periodic and special reports and registration statements which Carpenter may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(e) Notices. Prompt notice of: (i) the occurrence of any Default or Event of Default; (ii) any matter that has resulted or may result in a Material Adverse Effect, including (A) breach or non–performance of, or any default under, a Contractual Obligation of Carpenter or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect; (B) any dispute, litigation, investigation, proceeding or suspension between Carpenter or any Subsidiary and of Governmental Authority, which could reasonably be expected to have a Material Adverse Effect; (C) the commencement of, or any material development in, any litigation or proceeding affecting Carpenter or any Subsidiary, including pursuant to any applicable Environmental Law, which could reasonably be expected to have a Material Adverse Effect; (D) any litigation, investigation or proceeding affecting any Borrower in which the amount involved exceeds $5,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect; (E) the occurrence of any ERISA Event, which could reasonably be expected to have a Material Adverse Effect; (F) any material change in accounting policies or financial reporting practice by Carpenter or any Subsidiary; and (G) of any announcement by Moody’s or S&P of any change or possible change in the ratios assigned to Carpenter’s Ratings. Each notice pursuant to this Section 6.01(e) shall (i) be accompanied by a statement of a Responsible Officer of Carpenter setting forth details of the occurrence referred to therein and stating what action Carpenter has taken and proposes to take with respect thereto and (ii) describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

(f) Annual Business Plan and Budget. Prior to the 30th day after the beginning of each fiscal year of Carpenter, an annual business plan and budget of Carpenter and its Consolidated Subsidiaries.

(g) Eligible Investments. Carpenter shall deliver or cause to be delivered to the Administrative Agent a certificate of the chief financial officer of Carpenter, in the form of Exhibit E or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Administrative Agent), setting forth the value of the Eligible Investments by category and in the aggregate, and such other information as the Administrative Agent may reasonably request (such certificate, an “Eligible Investments Value Report”), (A) at the time of delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b) and (B) at and as of such other times as the Administrative Agent may reasonably request in its sole discretion.

(h) Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of Carpenter or any Subsidiary as the Administrative Agent or the Required Lenders may reasonably request.

Section 6.02 Payment of Obligations. Carpenter will, and will cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Carpenter or such Subsidiary; and (ii) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, which could reasonably be expected to have a Material Adverse Effect.

Section 6.03 Preservation of Existence, Etc. Carpenter will, and will cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section 7.04 or 7.05; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non–preservation or non–maintenance of which could reasonably be expected to have a Material Adverse Effect.

Section 6.04 Maintenance of Properties. Carpenter will, and will cause each of its Subsidiaries to, (i) subject to the provisions of clause (ii) of this Section 6.04, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.05 Maintenance of Insurance. Carpenter will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of Carpenter, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.06 Compliance with Laws. Carpenter will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

Section 6.07 Books and Records. Carpenter will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of Carpenter or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Carpenter or such Subsidiary, as the case may be.

Section 6.08 Inspection Rights. Carpenter will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and, upon the occurrence and during the continuation of an Event of Default, each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Carpenter and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Carpenter, provided, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Carpenter at any time during normal business hours and without advance notice.

Section 6.09 Compliance with ERISA. Carpenter will, and will cause each of its ERISA Affiliates to, (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (ii) cause each Plan which is qualified under Section 401 (a) of the Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

Section 6.10 Use of Proceeds. Each Borrower will use the proceeds of the Credit Extensions for working capital and other general corporate purposes not in contravention of any Law or of any Loan Document, including, without limitation, making Investments permitted by this Agreement.

Section 6.11 OFAC; PATRIOT Act Compliance. Each Borrower will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person, in each case in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

ARTICLE VII

NEGATIVE COVENANTS

Each Borrower agrees that so long as any Lender has any Commitment hereunder, any Obligation or other amount payable hereunder or under any Note or other Loan Document or any LC Obligation remains unpaid or any Letter of Credit remains unexpired:

Section 7.01 Limitation on Indebtedness. Carpenter will not, nor will it cause or permit any Subsidiary to, directly or indirectly, incur, create, assume or permit to exist any Indebtedness except:

(i) Indebtedness of Carpenter and its Subsidiaries outstanding on the Closing Date and disclosed on Schedule 7.01, without giving effect to any subsequent extension, renewal or refinancing thereof (collectively, the “Existing Indebtedness”);

(ii) Indebtedness of the Borrowers under this Agreement and the other Loan Documents;

(iii) Indebtedness of Carpenter and its Subsidiaries not otherwise permitted by this Section 7.01 incurred after the Closing Date in an aggregate principal amount not to exceed $300,000,000 at any time outstanding; provided that (A) up to $20,000,000 aggregate principal amount of such Indebtedness may be secured, (B) no Default or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such incurrence and (C) upon giving effect on a pro–forma basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of Carpenter or any subsidiary, Carpenter shall be in compliance with the financial covenants set forth in Section 7.12;

(iv) Purchase Money Indebtedness of Carpenter and its Subsidiaries incurred after the Closing Date; provided that (A) such Indebtedness is issued and any Liens securing such Indebtedness are created concurrently with, or within 90 days after, the acquisition of the asset financed and (B) no Lien securing such Indebtedness shall extend to or cover any property or asset of Carpenter or any Subsidiary other than the asset so financed; and

(v) An asset securitization transaction of Carpenter or its Subsidiaries, on terms reasonably acceptable to the Administrative Agent and not in excess of $75,000,000 in the aggregate.

Section 7.02 Restriction on Liens. Carpenter will not, and will not cause or permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary of Carpenter) now owned or hereafter acquired by it or on any income or rights in respect thereof, except Liens described in any of the following clauses:

(i) Liens existing on the Closing Date and listed on Schedule 7.02 hereto, provided that such Liens shall secure only those obligations which they secure on the date hereof (and permitted extensions, renewals and refinancings of such obligations) and shall not subsequently apply to any other property or assets of Carpenter and its Subsidiaries (other than accessions to and the proceeds of the property or assets subject to such Liens to the extent provided by the terms thereof on the date hereof);

(ii) existing and future Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) for taxes, assessments or governmental charges or levies not yet due or being contested in good faith and by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of Carpenter) have been established in accordance with GAAP (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iii) existing and future Liens imposed by law securing the charges, claims, demands or levies of landlords, carriers, warehousemen, mechanics, carriers and other like persons which were incurred in the ordinary course of business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of Carpenter or any of its Subsidiaries or (B) which are being contested in good faith by appropriate proceedings diligently pursued, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(iv) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.01;

(v) existing and future Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return–of–money bonds and other similar obligations incurred in the ordinary course of business;

(vi) existing and future zoning restrictions, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title not securing Indebtedness which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of Carpenter or any of its Subsidiaries or the value of such property for the purpose of such business;

(vii) Liens securing (A) the secured Indebtedness permitted to be incurred under Section 7.01(iii)(A) and (B) Purchase Money Indebtedness permitted to be incurred under Section 7.01(iv);

(viii) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of Carpenter and not created in contemplation of such event;

(ix) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into Carpenter or a Subsidiary of Carpenter and not created in contemplation of such event;

(x) any Lien existing on any asset prior to the acquisition thereof by Carpenter or a Subsidiary of Carpenter and not created in contemplation of such acquisition;

(xi) existing and future Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set–off or similar rights, in each case incurred in the ordinary course of business;

(xii) Liens on the property or assets of Carpenter or its Subsidiaries arising in connection with an asset securitization transaction permitted pursuant to Section 7.01(v); and

(xiii) Liens other than those permitted by clause (i) through clause (xii) of this Section 7.02 on property or assets of Carpenter and its Subsidiaries now owned or hereafter acquired by it, or on any income or rights in respect thereof, not in excess of 15% of Consolidated Tangible Net Worth.

Section 7.03 Investments. The Borrower will not, and will not cause or permit any of its Subsidiaries to, make or acquire, any Investment in any Person, except the following (such Investments described below being herein referred to as “Permitted Investments”):

(i) Investments other than those permitted by Sections 7.03(i) through (vii) existing on the date hereof and listed on Schedule 7.03;

(ii) Investments held by Carpenter or such Subsidiary in the form of Cash Equivalents;

(iii) advances to officers, directors and employees of Carpenter and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(iv) Investments of any Subsidiary in Carpenter or another Subsidiary;

(v) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(vi) Investments permitted by Section 7.04;

(vii) Investments consisting of the acquisition by Carpenter or any of is Subsidiaries of assets or shares of Capital Stock of any other Person; provided, that (A) no Default or Event of Default shall have occurred and be continuing, (B) the Person whose assets or shares of Capital Stock are acquired pursuant to this clause (vii) shall be engaged in substantially the same or related line of business as Carpenter and its Subsidiaries are engaged in as of the Closing Date and (C) after giving effect to any such acquisition, Carpenter shall be in pro forma compliance with the covenants set forth in Section 7.12 of this Agreement; and

(viii) other Investments made in the ordinary course of business of Carpenter and its Subsidiaries.

Section 7.04 Fundamental Changes. Carpenter will not, and will not cause or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(i) any Subsidiary of a Borrower may merge with (A) such Borrower or Carpenter, provided that such Borrower or Carpenter shall be the continuing or surviving Person, or (B) any one or more Subsidiaries of such Borrower, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, the Wholly–Owned Subsidiary shall be the continuing or surviving Person; and

(ii) any Subsidiary of a Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to such Borrower or Carpenter or to another Subsidiary of such Borrower; provided that if the seller in such a transaction is a Wholly–Owned Subsidiary, then the purchaser must also be a Wholly–Owned Subsidiary.

Section 7.05 Dispositions. Carpenter will not, and will not cause or permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except:

(i) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(ii) Dispositions of inventory and other property in the ordinary course of business;

(iii) Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or (C) the Board of Directors or senior management of Carpenter or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of Carpenter or such Subsidiary;

(iv) Dispositions of property by Carpenter or any Subsidiary of Carpenter to Carpenter or to a Wholly–Owned Subsidiary of Carpenter;

(v) Dispositions permitted by Section 7.04;

(vi) Dispositions of assets of Carpenter or its Subsidiaries in connection with an asset securitization transaction on terms reasonably acceptable to the Administrative Agent and not in excess of $75,000,000 in the aggregate; and

(vii) in addition to the Dispositions permitted by clause (i) through clause (vi) of this Section 7.05, Dispositions of all or substantially all of the property or all of the shares of Capital Stock of any Subsidiary of Carpenter, provided that such dispositions consummated during the term of this Agreement in the aggregate do not exceed 15% of the total assets of Carpenter and its Subsidiaries.

provided, however, that any Disposition pursuant to clauses (i) through (vi) of property having a book value in excess of $25,000,000 shall be for fair market value.

Section 7.06 Restricted Payments. Carpenter will not, and will not cause or permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) each Subsidiary may make Restricted Payments to Carpenter and to Wholly–Owned Subsidiaries (and, in the case of a Restricted Payment by a non–Wholly–Owned Subsidiary, to Carpenter and any Subsidiary and to each other owner of Equity

Interests of such Subsidiary on a pro–rata basis based on their relative ownership interests);

(ii) Carpenter and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (exclusive of Disqualified Stock) of such Person;

(iii) Carpenter and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock; provided that, (A) any such purchase, redemption or other acquisition for value shall not have a Material Adverse Effect and (B) immediately prior to and after giving effect to any such proposed action, no Default or Event of Default shall have occurred and be continuing; and

(iv) Carpenter may declare or pay cash dividends to its stockholders; provided that, (A) any such declaration or payment shall not have a Material Adverse Effect and (B) immediately after giving effect to any such proposed action, no Default or Event of Default shall have occurred and be continuing.

Section 7.07 ERISA. Carpenter will not, nor will it cause or permit any Subsidiary to, at any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (i) engage in any non–exempt “prohibited transaction” (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; or (iii) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

Section 7.08 Change in Nature of Business. Carpenter will not, nor will it cause or permit any Subsidiary to, at any time, engage in any material line of business substantially different from those lines of business conducted by Carpenter and its Subsidiaries on the Effective Date.

Section 7.09 Transactions with Affiliates. Carpenter will not, nor will it cause or permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of Carpenter, other than arm’s–length transactions with Affiliates that are otherwise permitted hereunder, provided that the foregoing restrictions shall not apply to transactions between or among Carpenter and any of its Wholly–Owned Subsidiaries or between and among any Wholly–Owned Subsidiaries.

Section 7.10 Burdensome Agreements. Carpenter will not, nor will it cause or permit any of its Subsidiaries to, enter into any Contractual Obligation that limits the ability (i) of any Subsidiary to make Restricted Payments to Carpenter or to otherwise transfer property to Carpenter or (ii) of Carpenter or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

Section 7.11 Use of Proceeds. Carpenter will not, nor will it cause or permit any of its Subsidiaries to, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.12 Financial Covenants.

(a) Interest Coverage Ratio. The Interest Coverage Ratio for any period of four consecutive fiscal quarters of Carpenter, in each case taken as a single accounting period, will not be less than 3.00:1.00 on the last day of any fiscal quarter.

(b) Debt to Capital Ratio. The Debt to Capital Ratio shall not exceed 55% as of the last day of any fiscal quarter.

ARTICLE VIII

DEFAULTS

Section 8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):

(a) Payment. Any Borrower shall fail to pay: (i) as and when due and in the currency required hereunder (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) any amount of principal of any Loan, any amount of interest on any Competitive Bid Loan or any LC Obligation; (ii) within three Business Days of when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) any interest on any Committed Loan or LC Obligation, or any fee due hereunder; or (iii) within five days after the same become due, any other amount payable hereunder or under any other Loan Document.

(b) Representation and Warranties. Any representation, warranty or statement made or deemed to be made by any Borrower herein, in any of the other Loan Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

(c) Covenants. Any Borrower shall:

(i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.01, 6.02, 6.03, 6.05 or 6.10, or in Article VII or Article X; or

(ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 8.01(a), (b) or (c)(i)) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of such Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

(d) Other Loan Documents. Any Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of such Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

(e) Bankruptcy, etc. A Bankruptcy Event shall occur with respect to Carpenter or any of its Subsidiaries.

(f) Cross–Default. Carpenter or any Subsidiary (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in respect of any Indebtedness or Guaranty Obligation (other than in respect of Indebtedness outstanding under the Loan Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $15,000,000, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, if the effect of such failure, event or condition is to cause or permit such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable, or cash collateral in respect thereof to be demanded or (C) shall be required by the terms of such Indebtedness or Guaranty Obligation to offer to prepay or repurchase such Indebtedness or the primary Indebtedness underlying such Guaranty Obligation (or any portion thereof) prior to the stated maturity thereof.

(g) Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Carpenter or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third–party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $15,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or Carpenter or any Subsidiary shall enter into any agreement to settle or compromise any pending or threatened litigation, as to any single or related series of claims, involving payment by Carpenter or such Subsidiary of $15,000,000 or more, or any non–monetary judgment, order or decree is entered against Carpenter or such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(h) ERISA. (i) An ERISA Event occurs when respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Carpenter under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, (ii) Carpenter or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000, (iii) institution of any steps by a Foreign Obligor or any other Person to terminate a Foreign Benefit Plan if as a result of such termination, a Foreign Obligor or any of their respective Subsidiaries could be required to make a contribution to such Foreign Benefit Plan or could incur a liability or obligation to such Foreign Benefit Plan, in excess of $15,000,000 or (iv) a contribution failure with respect to any Foreign Benefit Plan sufficient to give rise to a Lien under applicable Law occurs which has or could reasonably be expected to have a Material Adverse Effect.

(i) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any provision of Article X of this Agreement shall for any reason cease to be valid and binding on or enforceable against Carpenter or Carpenter shall so state in writing.

(j) Ownership. There shall occur a Change of Control.

Section 8.02 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or all Lenders as may be required pursuant to Section 11.01), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to Carpenter, take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Borrower except as otherwise specifically provided for herein:

(a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by any Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

(c) Cash Collateral. Direct Carpenter to pay (and Carpenter agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.01(e), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate Dollar Amount which may be drawn under all Letters of Credits then outstanding.

(d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights of set–off, or applicable Law.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(e) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by any Borrower.

In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Loan Document shall have been breached by any Borrower, then the Administrative Agent may proceed to protect and enforce the Lenders’ rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Loan Document. Without limitation of the foregoing, the Borrowers agree that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof.

Section 8.03 Application of Funds. Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 8.02 or in respect of any sale of, collection from or other realization upon all or any part of any collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied by the Administrative Agent as follows:

(i) first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Loan Documents;

(ii) second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Loan Document;

(iii) third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Lender;

(iv) fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);

(v) fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding LC Obligations and the obligation to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit);

(vi) sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Loan Documents or otherwise and not repaid; and

(vii) seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (y) all amounts shall be apportioned ratably among the Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above, and (z) to the extent that any amounts available for distribution pursuant to clause (v) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to Cash Collateralize Letters of Credit Exposure pursuant to Section 2.06(r).

ARTICLE IX

AGENCY PROVISIONS

Section 9.01 Appointment; Authorization. Each Lender hereby designates and appoints Wachovia as Administrative Agent to act as specified herein and in the other Loan Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Administrative Agent. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower. Without limiting the generality of the foregoing two sentences, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX (other than Section 9.09) are solely for the benefit of the Administrative Agent and the Lenders and no Borrower shall have any rights as a third party beneficiary of the provisions hereof (other than Section 9.09).

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents, employees or attorneys–in–fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys–in–fact selected by it in the absence of gross negligence or willful misconduct.

Section 9.03 Exculpatory Provisions. No Agent–Related Person shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection herewith or in connection with any of the other Loan Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any Borrower contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower to perform its obligations hereunder or thereunder or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of any Borrower.

Section 9.04 Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy or e–mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower, independent accountants and other experts selected by the Administrative Agent). The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.05(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.01, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns). Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or vote of the Lenders.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, unless it has received written notice from a Lender or a Borrower referring to the Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.04 and 11.01) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or when expressly required by this Agreement, the Lenders); provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default or it shall deem advisable or in the best interest of the Lenders, except to the extent that the other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent or at the request of the Lenders or the Required Lenders, as applicable.

Section 9.06 Credit Decision: Disclosure of Information by Administrative Agent. Each Lender expressly acknowledges that no Agent–Related Person has made any representations or warranties to it and that no act by any Agent–Related Person hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent–Related Person to any Lender as to any matter, including whether any Agent-Related Person has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent–Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers, and all requirements of Law pertaining to the transactions contemplated hereby, and made its own decision to extend credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent–Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of any Borrower or their respective Affiliates which may come into the possession of any Agent–Related Person.

Section 9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent–Related Person (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all Indemnified Liabilities which may at any time (including, without limitation, at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against any Agent–Related Person in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent–Related Person under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment to any Agent–Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders or the Lenders, as the case may be, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. If any indemnity furnished to any Agent–Related Person for any purpose shall, in the opinion of such Agent–Related Person, be insufficient or become impaired, such Agent–Related Person may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out–of–pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The agreements in this Section shall survive the payment of the Obligations and all other obligations and amounts payable hereunder and under the other Loan Documents.

Section 9.08 Agents in Their Individual Capacity. The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting and other business with any Borrower as though the Administrative Agent were not the Administrative Agent hereunder or under another Loan Document. The Lenders acknowledge that, pursuant to any such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrowers or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of any such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Loans made and Letters of Credit issued and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it was not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 9.09 Successor Agents. The Administrative Agent may, at any time, resign upon 30 days’ written notice to the Lenders. If the Administrative Agent resigns under a Loan Document, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent, which successor Administrative Agent shall be consented to by Carpenter at all times other than during the existence of an Event of Default (which consent of Carpenter shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment prior to the effective date of the resignation of the resigning Administrative Agent, then the resigning Administrative Agent shall have the right, after consulting with the Lenders and Carpenter, to appoint a successor Administrative Agent; provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a rating of not less than “A” by S&P and combined capital and surplus of at least $500,000,000. If no successor Administrative Agent is appointed prior to the effective date of the resignation of the resigning Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Carpenter, a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent, as appropriate, under this Agreement and the other Loan Documents and the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within sixty days after the retiring Administrative Agent’s giving notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

Section 9.10 Certain Other Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent”, “co–agent”, “book runner” or “lead manager” shall have any right, power, obligation, liability, responsibility or duty under the Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or any such Person so identified shall have or be deemed to have any fiduciary relationship to any Lender or any Borrower. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.11 Administrative Agent’s Fees. Carpenter shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between Carpenter and the Administrative Agent in the Fee Letter.

ARTICLE X

GUARANTEE

Section 10.01 Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Loans and the Issuing Lenders to issue Letters of Credit to the Borrowers and to induce the Administrative Agent to act hereunder, Carpenter hereby unconditionally and irrevocably guarantees to each Lender and the Administrative Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations with respect to the Subsidiary Borrowers (the “Guaranteed Obligations”). Without limiting the generality of the foregoing, Carpenter’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the Subsidiary Borrowers to the Administrative Agent or any Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Subsidiary Borrower. This is a guaranty of payment.

Section 10.02 Guarantee Absolute. Carpenter guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any Agent with respect thereto. The obligations of

Carpenter under this Article X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Carpenter to enforce this Article X, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of Carpenter under this guarantee shall be irrevocable, absolute and unconditional irrespective of, and Carpenter hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

(c) any taking, exchange, release or non–perfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or

(e) any other circumstance, (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law) which might otherwise constitute a defense available to, or a discharge of, Carpenter, the other Borrowers or any other guarantor.

(f) This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any of the Lenders or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 10.03 Waivers. Carpenter hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any Borrower or against any other guarantor of all or any portion of the Guaranteed Obligations, and all other notices and demands whatsoever.

(a) Carpenter hereby waives any right to revoke this guaranty, and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future and regardless of whether the Guaranteed Obligations is reduced to zero at any time or from time to time.

(b) Carpenter acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article X are knowingly made in contemplation of such benefits.

(c) Carpenter agrees that payments made by it pursuant to this Article X will be subject to the provisions of Section 3.01 as if such payments were made by the other Borrowers.

Section 10.04 Subrogation. Carpenter will not exercise any rights that it may now or hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against any such Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any such Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set–off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to Carpenter in violation of the preceding sentence at any time prior to the later of the payments in full in cash or immediately available funds of the Guaranteed Obligations and all other amounts payable under this guaranty and the Maturity Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this guaranty thereafter arising. If (i) Carpenter shall make payment to the Administrative Agent or any other Lender of all or any part of the Guaranteed Obligations and the termination of the Commitments and the expiration or cancellation of all Letters of Credit shall have occurred, (ii) all the Guaranteed Obligations and all other amounts payable under this guaranty shall be paid in full in cash and (iii) the Maturity Date shall have occurred, the Administrative Agent and the Lenders will, at Carpenter’s request and expense, execute and deliver to Carpenter appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Carpenter of an interest in the Guaranteed Obligations resulting from such payment by Carpenter. Carpenter acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation of such benefits.

Section 10.05 Survival. This guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Maturity Date) of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments and the expiration or cancellation of all Letters of Credit, (b) be binding upon Carpenter, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 11.06) and the Administrative Agent and its respective successors, transferees, and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Administrative Agent hereunder is required to be restored by such Lender or the Administrative Agent. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its interest in any Loan or Letter of Credit to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Waivers and Consents. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent, and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent party thereto; provided that the foregoing shall not restrict the ability of the Required Lenders to waive any Event of Default prior to the time the Administrative Agent shall have declared, or the Required Lenders shall have requested the Administrative Agent to declare, the Loans immediately due and payable pursuant to Article VIII; provided, however, that:

(i) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby:

(A) extend the final maturity of any Loan or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, provided that this clause (A) shall not restrict the ability of the Required Lenders to waive any Event of Default (other than an Event of Default the waiver of which would effectively result in any such extension or waiver), prior to the time the Administrative Agent shall have declared, or the Required Lenders shall have requested the Administrative Agent to declare, the Loans immediately due and payable pursuant to Article VIII;

(B) reduce the rate, or extend the time of payment, of interest or change the manner of computation of any financial covenant used in determining the Applicable Percentage that could result in the reduction of the rate of interest on any Loan (other than as a result of waiving the applicability of any post– default increase in interest rates) thereon or fees hereunder;

(C) reduce or waive the principal amount of any Loan or any LC Disbursement;

(D) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(E) release any Borrower from its respective obligations under the Loan Documents, including, without limitation, Carpenter with respect to its obligations under Article X of this Agreement;

(F) amend, modify or waive any provision of this Section 11.01 or reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

(G) consent to the assignment or transfer by any Borrower of any of its respective rights and obligations under (or in respect of) the Loan Documents, except as permitted thereby;

(ii) no provision of Article IX may be amended without the consent of the Administrative Agent, no provision of Section 2.06 may be amended without the consent of each Issuing Lender and no provision of Section 2.03(d) may be amended without the consent of the Swingline Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (ii) the Required Lenders may consent to allow any Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to Section 11.02(c) below) electronic mail address as follows:

(i) if to the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, to it at the address (or telecopier number) specified for such person on Schedule 11.02; and

(ii) if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire,

or to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, any Issuing Lender and the Swingline Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 11.02(c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, any Issuing Lender and the Swingline Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 11.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to requirements of Law, have the same force and effect as manually–signed originals and shall be binding on the Borrowers, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually–signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify, jointly and severally, each Agent–Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies. No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Administrative Agent or any Lender and any Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

Section 11.04 Attorney Costs, Expenses and Taxes. Carpenter agrees (i) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out–of–pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent. The agreements in this Section 11.04 shall survive the termination of the Commitments and repayment of all the other Obligations.

Section 11.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrowers agree to indemnify, save and hold harmless each Agent–Related Person, on a joint and several basis, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys–in–fact (collectively the “Indemnitees”) from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Borrower, any Affiliate of any Borrower or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of any Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use of or contemplated use of the proceeds of any Credit Extension, or the relationship of any Borrower, any Administrative Agent and the Lenders under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) or (ii) above; and (iv) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action, or Proceeding (all the foregoing, collectively; the “Indemnified Liabilities”): provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, their respective directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers agree not to assert any claim against any Administrative Agent, any Lender, any other Creditor, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit. Without prejudice to the survival of any other agreement of any Borrower hereunder and under the other Loan Documents, the agreements and obligations of the Borrowers contained in this Section 11.05 shall survive the repayment of the Loans, LC Obligations and other obligations under the Loan Documents and the termination of the Commitments hereunder.

Section 11.06 Successors and Assigns.

(a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Borrower may assign or transfer any of its respective interests and obligations without the prior written consent of either the Required Lenders or the Lenders, as the terms set forth in Section 11.01 may require;

(b) Assignments. Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, its Commitments and any Participation Interest in Letters of Credit and Swingline Loans held by it); provided, however, that:

(i) each such assignment shall be to an Eligible Assignee;

(ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any Approved Fund (A) the aggregate amount of the Revolving Commitment of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not, without the consent of Carpenter and the Administrative Agent, be less than $5,000,000 and an integral multiple of $1,000,000 (or such lesser amount as shall equal the assigning Lender’s entire Revolving Commitment) and (B) after giving effect to such assignment, unless otherwise consented to by Carpenter, the aggregate amount of the Revolving Commitment to the assigning Lender shall not be less than $2,500,000 (unless the assigning Lender shall have assigned its entire Revolving Commitment pursuant to such assignment or assignments otherwise complying with this Section executed substantially simultaneously with such assignment);

(iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all rights and obligations in respect of a particular Class of Commitments under this Agreement and the other Loan Documents; and

(iv) the parties to such assignment shall execute and deliver to the Administrative Agent and, only with respect to any assignment of all or a portion of the Revolving Committed Amount, the Issuing Lenders for their acceptance an Assignment and Acceptance in the form of Exhibit C, together with any Note subject to such assignment and a processing fee of $3,500 for each assignment.

(c) Assignment and Acceptance. By executing and delivering an Assignment and Acceptance in accordance with this Section 11.06, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any Issuing Lender, the Swingline Lender, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement or any other Loan Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 11.06, the assignor, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to Carpenter and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.01.

(d) Register. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers’ agent, solely for purposes of this Section 11.06(d), to (i) maintain a register (the “Register”) on which the Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Acceptance delivered to the Administrative Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this Section 11.06(d), otherwise complies with Section 11.06, and prior to such recordation all amounts owing to the transferring Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferring Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance and payment of the administrative fee referred to in Section 11.06(b)(iv). The Register shall be available at the offices where kept by the Administrative Agent for inspection by Carpenter and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent.

(e) Participations. Each Lender may, without the consent of Carpenter, the Issuing Lenders, the Swingline Lender or the Administrative Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it and any participations in Letters of Credit and Swingline Loans held by it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of setoff contained in Section 11.08 and the yield protection provisions contained in Sections 3.01, 3.04 and 3.05 and to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefits of such yield protections; provided that no Borrower shall be required to reimburse any participant pursuant to Sections 3.01, 3.04 or 3.05 in an amount which exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrowers, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Obligations owing to such Lender and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes or extending its Commitment).

(f) Other Assignments. Any Lender may at any time (i) assign all or any portion of its rights under this Agreement and any Notes to a Federal Reserve Bank, (ii) pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes, if any) to secure obligations of such Lender and (iii) grant to an SPC referred to in Section 11.06(h) below identified as such in writing from time to time by such Lender to the Administrative Agent and Carpenter the option to provide to the Borrowers all or any part of any Loans that such Lender would otherwise be obligated to make to the Borrowers pursuant to the Agreement; provided that no such assignment, option, pledge or security interest shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other person to which such option, pledge or assignment has been made for such Lender as a party hereto.

(g) Information. Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.07.

(h) Other Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Carpenter, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to any such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan or shall reduce the Commitment of any Granting Lender, (ii) if any SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms of this Agreement. The making of a Loan by any SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party to this Agreement hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender pursuant to the terms of this Agreement and the other Loan Documents). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.06(h), any SPC may (i) with notice to, but without the prior written consent of, Carpenter and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to in writing by Carpenter and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non–public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 11.06(h) may not be amended without the written consent of each SPC that has made a Loan which is outstanding at the time of any such amendment.

Section 11.07 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Agreement or (B) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of any Borrower; (vii) with the consent of Carpenter; (viii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to an Agent or any Lender on a nonconfidential basis from a source other than any Borrower; or (ix) to any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from any Borrower relating to any such Borrower or its respective business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower; provided that, in the case of information received from any Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011–4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

Section 11.08 Set–off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set–off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower against obligations and liabilities of any Borrower to the Lenders hereunder, under the Notes, under the other Loan Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set–off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrowers hereby agree that to the extent permitted by Law any Person purchasing a participation in the Loans, Commitments and LC Obligations hereunder pursuant to Section 2.01(b), 2.06(a) or (e), 2.14 or 11.06(e) may exercise all rights of set–off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set–off shall reduce the amount owed by any such Borrower to the Lender.

Section 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non–usurious interest permitted by applicable

Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to any Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered.

Section 11.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, put rather in accordance with the fair meaning thereof.

Section 11.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.13 Severability. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.14 Headings. The headings and captions of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 11.15 Defaulting Lenders. Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 11.01, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender, except as provided in Section 2.04(e).

Section 11.16 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY LOAN DOCUMENT) BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE “ISP”), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). EACH OF THE BORROWERS HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA, OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY LENDER, OR ANY BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY LENDER, OR ANY BORROWER. EACH OF THE BORROWERS IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ARRANGER OR ANY LENDER TO BRING ANY

ACTION OR PROCEEDING AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(b) The Borrowers hereby irrevocably appoint C.T. Corporation System its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 11.06 and consents to process being served in any such suit, action or proceeding upon C.T. Corporation System in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrowers’ address referred to in Section 11.02. The Borrower agree that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 11.16 shall affect the right of any Lender to serve process in any manner permitted by law or limit the right of any Lender to bring proceedings against any Borrower in the courts of any jurisdiction or jurisdictions.

Section 11.17 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.18 Binding Effect. This Agreement shall become effective at such time when it shall have been executed by the Borrowers, and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns.

Section 11.19 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other Loan Document, on the other hand, this Agreement shall control.

Section 11.20 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION, as a Borrower and as Guarantor

By:	/s/ Jaime Vasquez
Name:	Jaime Vasquez
Title:	V. P. and Treasurer

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and as a Lender

By:	/s/ Michael A. McDiffie
Name:	Michael A. McDiffie
Title:	Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mary K. Giermek
Name:	Mary K. Giermek
Title:	Senior Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Brian J. Sohocki
Name:	Brian J. Sohocki
Title:	Asst. Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ Niamh O’Flynn
Name:	Niamh O’Flynn
Title:	Senior Manager

/s/ David Hickey
David Hickey
Authorised Signatory

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

BANK OF TOKYO – MITSUBISHI TRUST COMPANY, as a Lender

By:	/s/ K. Ossolinski
Name:	K. Ossolinski
Title:	Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Nancy S. Krewson
Name:	Nancy S. Krewson
Title:	Senior Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Director

By:	/s/ Denise L. Alvarez
Name:	Denise L. Alvarez
Title:	Associate

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Suzannah Harris
Name:	Suzannah Harris
Title:	Vice President

SIGNATURE PAGE TO CARPENTER TECHNOLOGY CORPORATION

CREDIT AGREEMENT

SCHEDULE 1.01

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of Carpenter or any Lender, deliver to Carpenter or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01
100 – (A+C)	percent per annum

(b)	in relation to any Loan in any currency other than Sterling or Dollars:

E x 0.01
300	percent per annum

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Investments” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Regulations” means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

(d) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent or Carpenter, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender’s Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with Carpenter and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

SCHEDULE 1.01A

LENDERS AND COMMITMENTS

Lender	Revolving Commitment	Revolving Commitment Percentage
Wachovia Bank, National Association	$24,000,000.00	16.000000003%
JPMorgan Chase Bank, N.A.	$17,000,000.00	11.333333333%
PNC Bank, N.A.	$17,000,000.00	11.333333333%
Manufacturers and Traders Trust Company	$17,000,000.00	11.333333333%
Bank of America, N.A.	$12,500,000.00	8.333333333%
Bank of Ireland	$12,500,000.00	8.333333333%
The Bank of Tokyo-Mitsubishi, Ltd.	$12,500,000.00	8.333333333%
Citizens Bank	$12,500,000.00	8.333333333%
Credit Suisse First Boston	$12,500,000.00	8.333333333%
KeyBank, N.A.	$12,500,000.00	8.333333333%

Total	$150,000,000.00	100%

Issuing Lender	LC Commitment
Wachovia Bank, National Association	$50,000,000.00

Swingline Lender	Swingline Commitment
Wachovia Bank, National Association	$24,000,000.00

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

Applicant	Beneficiary	LC Number	Issue Date	Expiry Date	Amount
Dynamet, Inc.	Liberty Mutual Insurance Company	SM420034C	2/15/02	3/13/03 (evergreen)	$100,000.00

Carpenter Technology Corporation	Lumbermens Mutual Casualty Company; American Motorists Insurance Company; American Manufacturers Mutual Insurance Company; American Protection Insurance Company; NATLSCO, Inc.	SM419184C	11/30/01	11/21/02 (evergreen)	$1,523,000.00

Carpenter Technology Corporation	National Union Fire Insurance Company of Pittsburgh, PA, et al.	SM419123C	11/28/01	11/21/02 (evergreen)	$1,196,549.00

Carpenter Technology Corporation	Commonwealth of Pennsylvania	SM419125C	11/28/01	11/21/02 (evergreen)	$6,300,000.00

Carpenter Technology Corporation	The Travelers Indemnity Company	SM419183C	11/30/01	11/21/02 (evergreen)	$2,255,821.00

SCHEDULE 5.13

SUBSIDIARIES

Attached hereto as Exhibit “A” is a list of all of Carpenter’s Subsidiaries in existence as of the date hereof and all of the other information required to be listed in this Schedule 5.13 pursuant to Section 5.13.

Exhibit “A”

Data Sheet Report	Monday, August 29, 2005

Aceromex Atlas, S.A. de C.V.

Incorporation:	Mexico

Entity Type:	Corporation

Primary Address:	Registered Address:
Av. Lic. Juan Fernandez Albarran No. 31	Av. Lic. Juan Fernandez Albarran No. 31
Frac. Ind. San Pablo Xalpa	Frac. Ind. San Pablo Xalpa
Tlalnepantla 54090 Edo. de Mexico	Tlalnepantla, 54090 Edo. de Mexico

STOCKS:

Minimum Fixed Capital
Price/Par Value:	Date Authorized:	Wednesday, July 09, 1997
CUSIP:	Authorized:	4,000
SYMBOL:	Outstanding:	4,000
	Issued:	4,000
	# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter Technology, S.A. de C.V. Consideration:	1	100	4,000	Wednesday, July 09, 1997

Variable Fixed Capital
Price/Par Value:	Date Authorized:	Wednesday, July 09, 1997
CUSIP:	Authorized:	1,462
SYMBOL:	Outstanding:
	Issued:	1,462
	# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter	2		1,461	Wednesday, July 09,
Technology, S.A. de C.V.				1997
Consideration:
Aceros Fortuna, S.A. de C.V.	3		1	Wednesday, July 09, 1997
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Aceros Fortuna, S.A. de C.V.

Incorporation:	Mexico

Entity Type: Federal ID #:	Corporation AFO8311086M2

Primary Address:	Registered Address:
Av. Lic. Juan Fernandez Albarran No. 31	Av. Lic. Juan Fernandez Albarran No. 31
Frac. Ind. San Pablo Xalpa	Frac. Ind. San Pablo Xalpa
54090 Tlalnepantla, Edo. de	54090 Tlalnepantla, Edo. de

STOCKS:

Minimum Fixed Capital Stock - New Pesos
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	150
SYMBOL:		Outstanding:	150
		Issued:	150
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grapo Carpenter Technology, S.A. de C.V. Consideration:	1	100	150	Friday, February 07, 1997

Variable Capital Stock - New Pesos
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	9,100
SYMBOL:		Outstanding:	9,100
		Issued:	9,100
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter	2	99.99	9,099	Friday, February 07,
Technology, S.A. de C.V.				1997
Consideration:
Temple y Forja Fortuna,	3.01		1	Friday, February 07,
S.A. de C.V.				1997
Consideration:

DIRECT SUBSIDIARIES:
	Incorp/Formed in	%Ownership	Shares
Aceromex Atlas, S.A. de C.V. Carpenter Servicios, S.A. de C.V. Ceramicas Carpenter, S.A. de C.V.	Mexico Mexico Mexico	%	1 1 1

Aceros Fortuna, S.A. de C.V.

Movilidad Moderna, S.A. de C.V. Temple y Foija Fortuna, S.A. de C.V.	Mexico Mexico	96	% %	1 24

Data Sheet Report	Monday, August 29, 2005

Carpenter Advanced Ceramics Ltd.

Incorporation:	United Kingdom

Entity Type:	Corporation

Primary Address:	Registered Address:
Carpenter Advanced Ceramics Ltd.	100 New Bridge Street
92 c&d Brunel Road	London, England EC4V6JA England
Earlstrees Industrial Estate
Corby, Northants NN17 4JW England

STOCKS:

Ordinary Shares
Price/Par Value:	1 pound	Date Authorized:	Tuesday, September 30, 1997
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CARPENTER TECHNOLOGY CORPORATION Consideration:	1	100	1,000	Tuesday, September 30, 1997

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Advanced Ceramics Pty. Ltd.

Incorporation:	Australia

Entity Type:	Corporation

Primary Address:	Registered Address:
Carpenter Advanced Ceramics Pty. Ltd.	Freehill Hollingdale & Page
4 Redwood Drive	3rd Floor, London Court
Monash Business Park	Canberra, ACT 2601 Australia
Clayton, Victoria 3168 Australia

STOCKS:

Capital Stock
Price/Par Value:	$1.00	Date Authorized:	Monday, September 15, 1997
CUSIP:		Authorized:	10,000,000
SYMBOL:		Outstanding:	3,889,486
		Issued:	3,889,486
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	3	100	3,889,474	Thursday, August 20, 1998

Consideration:
CRS Holdings Inc.	1		12	Monday, September 15, 1997

Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Advanced Ceramics, Inc.

Incorporation:	Delaware

Entity Type: Federal ID #:	Corporation 95-4109860

Primary Address:	Registered Address:
13395 New Airport Road	CT Corporation System
Auburn, CA 95602 U.S.A.	Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

STOCKS:

Capital Stock
Price/Par Value:	0	Date Authorized:	Wednesday, December 18, 1985
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	500
		Issued:	500
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	6	100	500	Tuesday, September 30, 1997
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Investments, Inc.

Incorporation:	Delaware

Entity Type: Federal ID #:	Corporation 51-0321769

Primary Address:	Registered Address:
209F Baynard Building, Second Floor	103 Springer Building
Concord Plaza	3411 Silverside Road
3411 Silverside Plaza	Wilmington, DE 19810
Wilmington, DE 19810

STOCKS:

Common Stock
Price/Par Value:	$5 per share	Date Authorized:	Wednesday, December 06, 1989
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CARPENTER TECHNOLOGY CORPORATION Consideration:	1	100	1,000	Wednesday, December 06, 1989

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Carpenter Technology (Canada) Limited	Canada	100%	100
Carpenter Technology (Europe) S.A.	Belgium	1%	1
Carpenter Technology (France) SA	France	1%	1
Carpenter Technology (Italy) s.r.l.		1%	1
Carpenter Technology (Taiwan) Corporation	Taiwan	1%	1
Carpenter Technology (UK) Limited	United Kingdom	1%	1
Carpenter Technology International Corporation	Virgin Islands of the US	100%	100
Distributed Systems Services, Inc.	Pennsylvania	33%	250,000
Grupo Carpenter Technology, S.A. de C.V.	Mexico	1%	1
Temple y Forja Fortuna, S.A. de C.V.	Mexico	4%	1

Data Sheet Report	Monday, August 29, 2005

Carpenter Powder Products AB

Incorporation:	Sweden

Entity Type:	Corporation

Primary Address:	Registered Address:
Anval Nyby Powder AB	Anval Nyby Powder AB
Box 45	Box 45
S-644 21	S-644 21
Torshalla Sweden	Torshalla Sweden

STOCKS:

Capital Shares
Price/Par Value:	SEK 100	Date Authorized:	Tuesday, February 01, 2000
CUSIP:		Authorized:	250,000
SYMBOL:		Outstanding:	250,000
		Issued:	250,000
		# in Treasury:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Carpenter Powder Products GmbH	Germany	100%	200,000

Data Sheet Report	Monday, August 29, 2005

Carpenter Powder Products GmbH

Incorporation:	Germany

Entity Type:	Corporation

Primary Address:	Registered Address:
Anval Nyby Powder GmbH
Dusselthaler Str. 9-D-40211
Dusseldorf Germany

STOCKS:

Capital Shares
Price/Par Value:	Date Authorized:	Monday, April 15, 1991
CUSIP:	Authorized:	200,000
SYMBOL:	Outstanding:	200,000
	Issued:	200,000
	# in Treasury:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Powder Products GmbH

Incorporation:	Germany

Entity Type:	Corporation

Primary Address:	Registered Address:
Anval Nyby Powder GmbH
Dusselthaler Str. 9-D-40211
Dusseldorf Germany

STOCKS:

Capital Shares
Price/Par Value:	Date Authorized:	Monday, April 15, 1991
CUSIP:	Authorized:	200,000
SYMBOL:	Outstanding:	200,000
	Issued:	200,000
	# in Treasury:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Powder Products Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	25-1883092

Primary Address:	Registered Address:
Carpenter Powder Products Inc.	1209 Orange Street
600 Mayer Street	Wilmington, DE 19810 U.S.A.
Bridgeville, PA 15017 U.S.A.

STOCKS:

Common Stock
Price/Par Value:	$5	Date Authorized:	Friday, March 09, 2001
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	1	100	1,000	Friday, March 09, 2001
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Servicios, S.A. de C.V.

Incorporation:	Mexico

Entity Type:	Corporation

Primary Address:	Registered Address:
Av. Lic. Jua Fernadez Albarran No. 31	Av. Lic. Juan Fernadez Albarran No. 31
Frac. Ind. San Pablo Xalpa	Frac. Ind. San Pablo Xalpa
54090 Tlalnepantla, Edo. de	54090 Tlalnepantla, Edo. de

STOCKS:

Minimum Fixed Capital - Series A
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	50
SYMBOL:		Outstanding:	50
		Issued:	50
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter	1	98	49	Friday, February 07, 1997
Technology, S.A. de C.V. Consideration:
Aceros Fortuna, S.A. de C.V.	2	2	1	Friday, February 07, 1997
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology (Canada) Limited

Incorporation:	Canada

Primary Address:	Registered Address:
Scotia Plaza, 40 King Street West, Toronto, Ontario Canada	Scotia Plaza, 40 King Street West, Toronto, Ontario, Canada
Mississauqa, Ontario L5S 1K4	Mississauqa, Ontario L5S 1K4

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology (Deutschland) GmbH

Incorporation:	Germany

Entity Type:	Corporation

Primary Address:	Registered Address:
Waldenbucher Strasse 22	Waldenbucher Strasse 22
71065 Sindelfingen, Germany	71065 Sindelfingen, Germany

STOCKS:

Notarial Deed
Price/Par Value:	Date Authorized:
CUSIP:	Authorized:
SYMBOL:	Outstanding:
Issued:
# in Treasury:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology (Europe) S.A.

Incorporation:	Belgium

Entity Type:	Corporation

Primary Address:	Registered Address:
Chaussee de Haecht 1465	Chaussee de Haecht 1465
1130 Brussels	1130 Brussels
Belguim	Belguim

STOCKS:

Capital
Price/Par Value:	62 Euro	Date Authorized:	Tuesday, July 03, 1990
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	No Cert.	99.9	999	Thursday, July 12, 1990
Consideration:
Carpenter Investments, Inc.	None	.1	1	Thursday, July 12, 1990
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology (France) SA

Incorporation:	France

Entity Type:	Corporation

Primary Address:	Registered Address:
76 Avenue des Champs Elysees	76 Avenue des Champs Elysees
75008 Paris	75008 Paris
France	France

STOCKS:

Capital
Price/Par Value:	100 FRF/share	Date Authorized:	Monday, March 15, 1993
CUSIP:		Authorized:	500
SYMBOL:		Outstanding:	500
		Issued:	500
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	NONE	99.8	499	Monday, March 15, 1993

Consideration:
Carpenter Investments, Inc.	Book-entry	.2	1	Monday, March 15, 1993

Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology (Taiwan) Corporation

Incorporation:	Taiwan

Entity Type:	Corporation

Primary Address:	Registered Address:
Far Glory Business Center	17th Floor, No. 167 Tun Hua North Road
17th Floor, No. 167 Tun Hua North Road	Taipei 105, Taiwan, R.O.C. 886-2-2717-1999 ext.
Taipei 105, Taiwan, R.O.C. 886-2-2717-1999 ext.

Former Name (s):
Carpenter Technology Corporation
(Taiwan) Ltd.

STOCKS:

Capital Stock
Price/Par Value:	$10 New Taiwan	Date Authorized:	Monday, November 22, 1993
CUSIP:		Authorized:	2,000,000
SYMBOL:		Outstanding:	500,000
		Issued:	500,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	1	100	499,994	Monday, November 22, 1993

Consideration:
CARPENTER TECHNOLOGY CORPORATION	2		1	Monday, November 22, 1993
Consideration:
Eagle (CRS) Investments, Inc.	3		1	Monday, November 22, 1993
Consideration:
Carpenter Investments, Inc.	4		1	Monday, November 22, 1993
Consideration:
Cardy, Robert W.	5		1	Monday, November 22, 1993
Consideration:
Cottrell, G. Walton	7		1	Monday, November 22, 1993
Consideration:
Fiore, Nicholas F.	6		1	Monday, November 22, 1993

Consideration:

Carpenter Technology (Taiwan) Corporation

McElwee, Andrew	6	1	Sunday, March 26, 2000

Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology (UK) Limited

Incorporation:	United Kingdom

Entity Type:	Corporation

Primary Address:	Registered Address:
Unit 6	100 New Bridge Street
The I.O. Centre	London EC4V6JA England
Old Forge Drive
Redditch, Worcester B987AN England

STOCKS:

Ordinary Shares
Price/Par Value:	1 pound/share	Date Authorized:	Thursday, June 30, 1983
CUSIP:		Authorized:	100
SYMBOL:		Outstanding:	100
		Issued:	100
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	4	99	99	Thursday, October 01, 1992
Consideration:
Carpenter Investments, Inc.	5	1	1	Thursday, October 01, 1992
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology Asia Pacific Pte. Ltd.

Incorporation:	Singapore

Entity Type:	Corporation

Primary Address:	Registered Address:
Carpenter Technology Asia Pte. Ltd.	Carpenter Technology Asia Pacific Pte. Ltd.
1 Grange Road #05-02	1 Robinson Road
Orchard Building	#18-00 AIA Tower
Singapore 239693 Singapore	Singapore 048542 Singapore

STOCKS:

Ordinary Shares
Price/Par Value:	$1.00	Date Authorized:
CUSIP:		Authorized:	100,000
SYMBOL:		Outstanding:	15,000
		Issued:	15,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Carpenter Technology Mauritius Ltd.	5	100	15,000	Tuesday, March 30, 1999
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology International Corporation

Incorporation:	Singapore

Entity Type:	Corporation
Federal ID #:	66-0414108

Primary Address:	Registered Address:
Suite 208	Suite 208
Citibank Building, Veterans Drive	Citibank Building, Veterans Drive
Charlotte Amalie	Charlotte Amalie
St. Thomas, U.S. Virgin 00801	St. Thomas, U.S. Virgin 00801

STOCKS:

Capital Stock
Price/Par Value:	Non-assessable	Date Authorized:	Wednesday, November 21, 1984
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	100
		Issued:	100
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Carpenter Investments, Inc.	2	100	100	Tuesday, April 14, 1992
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Carpenter Technology Mauritius Ltd.

Incorporation:	Mauritius

Entity Type:	Corporation

Primary Address:	Registered Address:
Anglo Mauritius House, 2nd Floor	Anglo Mauritius House, 2nd Floor
4 Intendance Street	4 Intendance Street
Port Louis Mauritius	Port Louis Mauritius

STOCKS:

Capital Stock
Price/Par Value:	1.00 US	Date Authorized:	Friday, October 23, 1998
CUSIP:		Authorized:	10,000
SYMBOL:		Outstanding:	10,000
		Issued:	10,000
		# in Treasury:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Carpenter Technology Asia Pacific Pte. Ltd.	Singapore	100%	15,000
Kalyani Carpenter Metal Centres Pvt. Ltd.	India	51%	3,580,822
Kalyani Carpenter Special Steels Limited	India	26%	7,810,910

Data Sheet Report	Monday, August 29, 2005

Cartech Corporation

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	23-2320711

Primary Address:	Registered Address:
P.O. Box 14662	101 West Bern Street
Reading, PA 19612-4662	Reading, PA 19601

STOCKS:

Capital Stock
Price/Par Value:	$1 per share	Date Authorized:	Thursday, October 03, 1968
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Ceramicas Carpenter, S.A. de C.V.

Incorporation:	Mexico

Entity Type:	Corporation

Primary Address:	Registered Address:
Av. Lic. Juan Fernadez Albarran No. 31	Av. Lic. Juan Fernadez Albarran No. 31
Frac. Ind. San Pablo Xalpa	Frac. Ind. San Pablo Xalpa
54090 Tlalnepantla, Edo. de	54090 Tlalnepantla, Edo. de

Former Name (s):
Ceramicas Carpenter, S.A. de C.V.

STOCKS:

Minimum Fixed Capital Stock - Series A
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	50
SYMBOL:		Outstanding:	50
		Issued:	50
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter Technology, S.A. de C.V.	1	98	49	Wednesday, May 31, 2000
Consideration:
Aceros Fortuna, S.A. de C.V.	2	2	1	Wednesday, May 31, 2000
Consideration:

Variable Capital Stock - Series B
Price/Par Value:	1,000 Pesos	Date Authorized:	Wednesday, May 31, 2000
CUSIP:		Authorized:	29,010
SYMBOL:		Outstanding:	29,010
		Issued:	29,010
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter Technology, S.A. de C.V. Consideration:	3	100	29,010	Wednesday, May 31, 2000

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Certech International Ltd.

Incorporation:	United Kingdom

Entity Type:	Corporation

Primary Address:	Registered Address:
92c&d Brunel Road	100 New Bridge Street
Earlstrees Industrial Estate	London EC4V6JA England
Corby, Northants NN17 4JW England

STOCKS:

Ordinary Shares
Price/Par Value:	1 pound each	Date Authorized:	Wednesday, July 10, 1985
CUSIP:		Authorized:	300,000
SYMBOL:		Outstanding:	300,000
		Issued:	300,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Certech, Inc.	3	100	300,000	Thursday, March 12, 1998
Consideration:
Value in Sterling Pounds

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Certech, Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	52-2133955

Primary Address:	Registered Address:
One Park Place West	1209 Orange Street
Wood-Ridge, New Jersey 07075	Wilmington, DE 19810

STOCKS:

Capital Stock
Price/Par Value:	$5.00	Date Authorized:	Thursday, December 31, 1998
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	1	100	1,000	Thursday, December 31, 1998
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Certech International Ltd.	United Kingdom	100%	300,000

Data Sheet Report	Monday, August 29, 2005

CRS Funding Corp.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	23-3093276

Primary Address:	Registered Address:
Carpenter Technology Corporation	1209 Orange Street
101 West Bern Street	Wilmington, DE 19801 USA
Reading, PA 19601 USA

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

CRS Holdings Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	51-0341103

Primary Address:	Registered Address:
209F Baynard Building, Second Floor	103 Springer Building
Concord Plaza	3411 Silverside Road
3411 Silverside Road	Wilmington, DE 19810
Wilmington, DE 19810

STOCKS:

Capital Stock
Price/Par Value:	$5	Date Authorized:	Thursday, June 04, 1992
CUSIP:		Authorized:	3,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CARPENTER TECHNOLOGY CORPORATION	1	100	1,000	Thursday, June 04, 1992
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Carpenter Advanced Ceramics Ltd.	United Kingdom	100%	1,000
Carpenter Advanced Ceramics Pty. Ltd.	Australia	100%	12
Carpenter Advanced Ceramics, Inc.	Delaware	100%	500
Carpenter Powder Products Inc.	Delaware	100%	1,000
Carpenter Technology (Deutschland) GmbH	Germany	100%	150,000
Carpenter Technology (Europe) S.A.	Belgium	99%	999
Carpenter Technology (France) SA	France	99%	499
Carpenter Technology (Italy) s.r.l.		99%	1
Carpenter Technology (Taiwan) Corporation	Taiwan	94%	499,994
Carpenter Technology (UK) Limited	United Kingdom	99%	99
Carpenter Technology Mauritius Ltd.	Mauritius	100%	10,000
Certech, Inc.	Delaware	100%	1,000
Grupo Carpenter Technology, S.A. de C.V.	Mexico	99%	142,901
Rathbone Precision Metals, Inc.	Delaware	100%	100

Data Sheet Report	Monday, August 29, 2005

Dynamet Holdings, Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	52-2064140

Primary Address:	Registered Address:
209F Baynard Building, Second Floor	103 Springer Building
Concord Plaza	3411 Silverside Road
3411 Silverside Road	Wilmington, DE 19810
Wilmington, DE 19810

STOCKS:

Common Stock
Price/Par Value:	$5	Date Authorized:	Thursday, November 06, 1997
CUSIP:		Authorized:	3,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Dynamet Incorporated	1	100	1,000	Thursday, November 06, 1997
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Carpenter Powder Products AB	Sweden	100%	250,000

Data Sheet Report	Monday, August 29, 2005

Dynamet Incorporated

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	23-2882270

Primary Address:	Registered Address:
195 Museum Road	195 Museum Road
Washington, PA 15301	Washington, PA 15301

Former Name (s):

DY Acquisition Corporation

STOCKS:

Common Stock
Price/Par Value:	$1	Date Authorized:	Friday, February 21, 1997
CUSIP:		Authorized:	100
SYMBOL:		Outstanding:	100
		Issued:	100
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CARPENTER TECHNOLOGY CORPORATION	1	100	100	Friday, February 21, 1997
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Dynamet Holdings, Inc.	Delaware	100%	1,000

Data Sheet Report	Monday, August 29, 2005

Eagle (CRS) Investments, Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	51-0336251

Primary Address:	Registered Address:
209F Baynard Building, Second Floor	103 Springer Building
Concord Plaza	3411 Silverside Road
3411 Silverside Road	Wilmington, DE 19810
Wilmington, DE 19810

STOCKS:

Common Stock
Price/Par Value:	$5 per share	Date Authorized:	Monday, December 16, 1991
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CARPENTER TECHNOLOGY CORPORATION	1	100	1,000	Monday, December 16, 1991
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Carpenter Technology (Taiwan) Corporation	Taiwan	1%	1
Walsin-CarTech Specialty Steel Corporation	Taiwan	3.25%	18,576,750

Data Sheet Report	Monday, August 29, 2005

Grupo Carpenter Technology, S.A. de C.V.

Incorporation:	Mexico

Entity Type: Federal ID #:	Corporation GCT9511143R6

Primary Address:	Registered Address:
Av. Lic. Juan Fernandez Albarran No. 31	Av. Lic. Juan Fernandez Albarran No. 31
Frac. Ind. San Pablo Xalpa	Frac. Ind. San Pablo Xalpa
54090 Tlalnepantla, Edo. de	Tlalnepantla 54090 Edo. de Mexico

STOCKS:

Minimum Fixed Capital Stock - Series A
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	50
SYMBOL:		Outstanding:	50
		Issued:	50
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	1	98	49	Wednesday, May 31, 2000

Consideration:
Carpenter Investments, Inc.	2	2	1	Wednesday, May 31, 2000
Consideration:

Variable Capital Stock - Series B
Price/Par Value:	1,000 Pesos	Date Authorized:	Wednesday, May 31, 2000
CUSIP:		Authorized:	146,212
SYMBOL:		Outstanding:	146,212
		Issued:	146,212
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	3	100	146,212	Wednesday, May 31, 2000

Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Aceromex Atlas, S.A. de C.V.	Mexico	99%	1,461
Aceros Fortuna, S.A. de C.V.		99.99%	9,099
Aceros Fortuna, S.A. de C.V.	Mexico	100%	150

Grupo Carpenter Technology, S.A. de C.V.

Carpenter Servicios, S.A. de C.V.	Mexico	99%	49
Ceramicas Carpenter, S.A. de C.V.	Mexico	98%	49
Movilidad Moderna, S.A. de C.V.	Mexico	100%	120

Data Sheet Report	Monday, August 29, 2005

International Metals Outlet, LLC

Entity Type:	Limited Liability Company

Federal ID #:	23-3026014

Primary Address:	Registered Address:
RR1 Box 1363F	RR1 Box 1363F
Orwigsburg, PA 17961 USA	Orwigsburg, PA 17961 USA

REGULATIONS:
Date of Original Regulations:	Tuesday, December 21, 1999
Date of Last Amendment:
Termination Date:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Kalyani Carpenter Metal Centres Pvt. Ltd.

Incorporation:	India

Entity Type:	Corporation

Primary Address:	Registered Address:
72-76 Mundhwa
Pune 411-036 India

STOCKS:

Rupees
Price/Par Value:	Rs. 10/-	Date Authorized:	Friday, August 27, 1999
CUSIP:		Authorized:	8,000,000
SYMBOL:		Outstanding:	7,021,219
		Issued:	7,021,219
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Carpenter Technology Mauritius Ltd.	18	14.64	1,027,650	Friday, December 01, 2000
Consideration:
Carpenter Technology Mauritius Ltd.	10	14.53	1,020,000	Monday, January 31, 2000
Consideration:
Carpenter Technology Mauritius Ltd.	14	10.9	765,000	Tuesday, May 23, 2000
Consideration:
Carpenter Technology Mauritius Ltd.	19	7.31	513,172	Wednesday, August 29, 2001
Consideration:
Carpenter Technology Mauritius Ltd.	6	3.63	255,000	Friday, May 28, 1999
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Kalyani Carpenter Special Steels Limited

Incorporation:	India

Entity Type:	Corporation

Primary Address:	Registered Address:
72-76 Mundhwa
Pune 411-036 India

STOCKS:

Rupees
Price/Par Value:	Rs. 10	Date Authorized:	Monday, August 02, 1999
CUSIP:		Authorized:	40,000,000
SYMBOL:		Outstanding:	30,041,962
		Issued:	30,041,962
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Carpenter Technology Mauritius Ltd.	6	26	7,810,910	Friday, May 28, 1999
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Movilidad Moderna, S.A. de C.V.

Incorporation:	Mexico

Entity Type:	Corporation

Primary Address:	Registered Address:
Av. Lic. Juan Fernandez Albarran No. 31	Av Lic. Juan Fernandez Albarran No. 31
Fracc. Ind. San Pablo Xalpa	Fracc. Ind. San Pablo Xalpa
54090 Tlalnepantla, Edo. de	54090 Tlalnepantla, Edo. de

STOCKS:

Minimum Fixed Capital Stock - New Pesos
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	120
SYMBOL:		Outstanding:	120
		Issued:	120
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter	1	100	120	Friday, February 07, 1997
Technology, S.A. de C.V.
Consideration:

Variable Capital Stock - New Pesos
Price/Par Value:		Date Authorized:	Friday, February 07, 1997
CUSIP:	1,000 Pesos	Authorized:	2,887
SYMBOL:		Outstanding:	2,887
		Issued:	2,887
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Grupo Carpenter Technology, S.A. de C.V.	2	99.97	2,886	Friday, February 07, 1997
Consideration:
Aceros Fortuna, S.A. de C.V.	3.03		1	Friday, February 07, 1997
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Rathbone Precision Metals, Inc.

Incorporation:	Delaware

Entity Type: Federal ID #:	Corporation 04-3370736

Primary Address:	Registered Address:
1241 Park Street	1241 Park Street
Palmer, Massachusetts 01069	Palmer, Massachusetts 01069

Former Name(s):
RM Acquisition Corporation

STOCKS:

Common Stock
Price/Par Value:	$1.00	Date Authorized:	Wednesday, May 28, 1997
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	100
		Issued:	100
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
CRS Holdings Inc.	1	100	100	Wednesday, June 04, 1997

Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Shalmet Corporation

Incorporation:	Delaware

Entity Type: Federal ID #:	Corporation 23-2930171

Primary Address:	Registered Address:
Shalmet Corporation	CT Corporation System
1486A Pinedale Corporation	Corporation Trust Center
Deer Lake Industrial Park	1209 Orange Street
Orwigsburg, PA 17961 U.S.A.	Wilmington, DE 19801

STOCKS:

Common Stock
Price/Par Value:	Date Authorized:	Tuesday, October 28, 1997
CUSIP:	Authorized:	1,000
SYMBOL:	Outstanding:	100
	Issued:	100
	# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Carpenter Technology Corporation	2	100	100	Monday, October 27, 1997
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
International Metals Outlet, LLC	Pennsylvania	100%

Data Sheet Report	Monday, August 29, 2005

Talley Holdings, Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	51-0381313

Primary Address:	Registered Address:
209F Baynard Building, Second Floor	103 Springer Building
Concord Plaza	3411 Silverside Road
3411 Silverside Road	Wilmington, DE 19810
Wilmington, DE 19810

STOCKS:

Common Stock
Price/Par Value:	Date Authorized:	Tuesday, May 18, 1999
CUSIP:	Authorized:	1,000
SYMBOL:	Outstanding:	1,000
	Issued:	1,000
	# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Talley Industries, Inc.	2	100	1,000	Wednesday, June 30, 1999
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Talley Industries, Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	86-0180396

Primary Address:	Registered Address:
101 West Bern Street	Nevada Corporate Management, Inc.
Reading, PA 19601	3993 Howard Hughes Parkway
Suite 250
Las Vegas, Nevada 89109 USA

STOCKS:

Common Stock
Price/Par Value:	$1	Date Authorized:	Tuesday, May 11, 1999
CUSIP:		Authorized:	1,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Carpenter Technology Corporation	1	100	1,000	Wednesday, May 12, 1999
Consideration:

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Talley Holdings, Inc.	Delaware	100%	1,000
Talley Metals Technology, Inc.	Delaware	100%	5,000
Talley Realty Holding Company, Incorporated	Delaware	100%	100

Data Sheet Report	Monday, August 29, 2005

Talley Metals Technology, Inc.

Incorporation:	Delaware

Entity Type:	Corporation
Federal ID #:	57-0753360

Primary Address:	Registered Address:
P.O. Box 2498	1209 Orange Street
Hartsville, SC 29551	Wilmington, DE 19801

STOCKS:

Common Stock
Price/Par Value:	$1	Date Authorized:
CUSIP:		Authorized:	10,000
SYMBOL:		Outstanding:	5,000
		Issued:	5,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Talley Industries, Inc.	5	20	1,000	Saturday, December 31, 1988
Consideration:

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Talley Realty Development, Inc.

Incorporation:	Delaware

Entity Type: Federal ID #:	Corporation 86-0285098

Primary Address:	Registered Address:
CT Corporation System
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

STOCKS:

Common Stock
Price/Par Value:	$1	Date Authorized:	Wednesday, June 06, 1973
CUSIP:		Authorized:	10,000
SYMBOL:		Outstanding:	1,000
		Issued:	1,000
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Talley Realty Holding Company, Incorporated Consideration:	3	100	1,000	Wednesday, December 23, 1998

DIRECT SUBSIDIARIES:

Data Sheet Report	Monday, August 29, 2005

Talley Realty Holding Company, Incorporated

Incorporation:	Delaware

Entity Type: Federal ID #:	Corporation 86-0497784

Primary Address:	Registered Address:
CT Corporation System
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

STOCKS:

Common Stock
Price/Par Value:	$1	Date Authorized:	Wednesday, December 23, 1998
CUSIP:		Authorized:	100
SYMBOL:		Outstanding:	100
		Issued:	100
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Talley Industries, Inc. Consideration:	3	100	100	Wednesday, December 23, 1998

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership	Shares
Talley Realty Development, Inc.	Delaware	100%	1,000

Data Sheet Report	Monday, August 29, 2005

Temple y Forja Fortuna, S.A. de C.V.

Incorporation:	Mexico

Entity Type:	Corporation

Primary Address:	Registered Address:
Prolongacion Fulton No. 2 La Loma	Prolongacion Fulton No. 2 La Loma
54060 Tlalnepantla, Edo de	54060 Tlalnepantla, Edo de

STOCKS:

Minimum Fixed Capital Stock - New Pesos
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	25
SYMBOL:		Outstanding:	25
		Issued:	25
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Aceros Fortuna, S.A. de C.V.	1	96	24	Friday, February 07, 1997
Consideration:
Carpenter Investments, Inc.	2	4	1	Friday, February 07, 1997

Consideration:

Variable Capital Stock - New Pesos
Price/Par Value:	1,000 Pesos	Date Authorized:	Friday, February 07, 1997
CUSIP:		Authorized:	15
SYMBOL:		Outstanding:	15
		Issued:	15
		# in Treasury:

Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Aceros Fortuna, S.A. de C.V. Consideration:	3	100	15	Friday, February 07, 1997

DIRECT SUBSIDIARIES:

	Incorp/Formed in	%Ownership		Shares
Aceros Fortuna, S.A. de C.V.	Mexico		%	1

SCHEDULE 7.01

INDEBTEDNESS

As of June 30, 2005

Medium-Term Notes, Series B	$132,000,000
Medium-Term Notes, Series C	$100,000,000
Unsecured Notes	$100,000,000
Swap – FMV	$2,025,000
Certech Leases	$932,000
CPP AB Leases	$26,000

Total Debt	$334,983,000
Unamortized Discount	($1,081,000)

Total Debt Net of Discount	$333,902,000

SCHEDULE 7.02

EXISTING LIENS

None.

SCHEDULE 7.03

INVESTMENTS

Equity Investments:

1. Foreign Investments:	$5,700,000
2. Distributed Systems Services:	$900,000

Notes Receivable:

Sale of Carpenter Special Products Corporation	$3,000,000

Other

Real Estate	$2,300,000

SCHEDULE 11.02

NOTICES; LENDING OFFICES

Notice Addresses

Party	Address
Borrower	101 W. Bern Street, P.O. Box 14662
Reading, PA 19601
Attention: Jaime Vasquez, Vice President
& Treasurer
Telephone: (610) 208-2165
Telecopy : (610) 736-8201

Wachovia Bank, National Association	Instructions for wire transfers to the Administrative Agent:

Wachovia Bank, National Association
ABA Routing No. 053000219
Charlotte, North Carolina
Account Number: 5000000031197
Account Name: Carpenter Technology
Attention: Syndication Agency Services

Address for notices as Administrative Agent, Lending Office and Payment Office for Dollar Loans:

Wachovia Bank, National Association
Charlotte Plaza Building
201 South College Street, 8th Floor NC 0680
Charlotte, North Carolina 28288
Attention : Syndication Agency Services
Telephone: (704) 383-3721
Telecopy: (704) 383-0288

Address for notices as Issuing Lender and Swingline Lender:

Wachovia Bank, National Association
One Wachovia Center, 6th Floor
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: David Hall
Telephone: (704) 383-3727
Telecopy: (704) 383-6647